NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Ohio, issues this Policy to you in return for the initial Premium you pay to us and your completed application.

Home Office:	[One Nationwide Plaza, Columbus, OH 43215-2220]
Telephone:	[1-800-882-2822]
Internet:	[nationwide.com]

We thank you for putting your trust in us. If you have any questions about this Policy, please contact us at our Home Office. You can reach us at the address and phone number stated above. To help us serve you better, please let us know if you change your name, address, or wish to change a party to or interest in this Policy. Thank you for letting us help you meet your insurance needs.

We will provide the benefits described in this Policy, subject to its terms and conditions, including payment of the Death Benefit Proceeds upon receiving Proof of Death for the Surviving Insured if both Insureds’ deaths occur while this Policy is In Force. If this Policy is In Force and at least one Insured is living on the Maturity Date, the Policy Maturity Date will automatically be extended until the date of the Surviving Insured’s death unless you elect otherwise.

The Cash Surrender Value and Death Benefit Proceeds of this Policy, when based on the investment experience of the Variable Account, may increase or decrease based on the fluctuations of the net investment factor, and are not guaranteed as to fixed dollar amount. The death benefit will never be less than the Specified Amount as long as this Policy remains In Force. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

RIGHT TO EXAMINE AND CANCEL

You may return this Policy to us within ten days after you receive it. The Policy, with a written request for cancellation, must be mailed or delivered to our Home Office or to the representative who sold it to you. If replacement of insurance is involved, the right to examine and cancel period will be at least thirty days from the date you received the Policy or such longer period as is required by law in the State of Issue. When we receive the Policy, we will cancel and void it and refund the Cash Value plus any charges deducted as of the cancellation date.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND US, SO PLEASE READ IT CAREFULLY. IF THIS POLICY IS NOT RETURNED DURING THE RIGHT TO EXAMINE AND CANCEL PERIOD, YOU WILL BE BOUND BY ITS TERMS.

Signed by us on the Policy Date:

LAST SURVIVOR FLEXIBLE PREMIUM ADJUSTABLE VARIABLE UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while at least one Insured is living.

Death Benefit Proceeds payable upon the death of the Surviving Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Convertible to a universal life policy for twenty-four months from the Policy Date.

Rate Class and Rate Type for each Insured are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC24-NWLA-661	Continued on next page	[(05/2024)(001)]

ICC24-NWLA-661	Continued on next page	[(05/2024)(001)]

Policy Specification Pages Nationwide Life and Annuity Insurance Company [Revision Date: March 23, 2028]

The Policy Specification Pages include information about this Policy, as of the Policy Date, based on information you provided us on the application, including any supplemental application. This Policy is adjustable, meaning you can request changes in the amount of coverage, death benefit option, and rider elections, subject to any applicable requirements. Post-issue Policy activity such as Policy loans, Specified Amount increases and decreases, partial Surrenders, death benefit option changes, and rider elections will affect the Policy coverage. We will provide replacement Policy Specification Pages reflecting any new benefit elections or coverage changes you may make after the Policy Date, including changes to the surrender charge schedules and underwriting risk classification such as rate class, rate type, rate class multiple, and any monthly flat extras.

Policy Issue Information

Policy Owner: [John E Doe]

Policy Number: [800000000]

Policy Date: [January 1, 2024]

State of Issue: [Ohio]

State Insurance Department Phone: [614-555-1212]

Policy Type: Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy, Non-Participating

Marketing Name: [Nationwide® Survivorship Variable Universal Life II]

Insured Information

Insured: [John E Doe]	Insured: [Jane A Doe]

Sex: [Male]	Sex: [Female]

Issue Age: [35]	Issue Age: [35]

Rate Type: [Non-Tobacco]	Rate Type: [Non-Tobacco]

Rate Class: [Standard]	Rate Class: [Standard]

Rate Class Multiple: [1] [1.00]	Rate Class Multiple:[1] [1.00]

Monthly Flat Extra: [1] [[$0.000000] payable to	Monthly Flat Extra:[1] [[$0.000000] payable to

[Month DD, YYYY]][None]	[Month DD, YYYY]][None]

[Monthly Flat Extra: [1] [$0.000000] payable to	[Monthly Flat Extra:[1] [$0.000000] payable to

[Month DD, YYYY]]	[Month DD, YYYY]]

[1]

The Rate Class Multiple (medical factors) and Monthly Flat Extra (medical and/or non-medical factors, such as hazardous occupations or hobbies) are underwriting classifications used to determine life insurance charges based on characteristics of the Insured beyond traditional factors which include age, sex, and tobacco usage of the Insured. Monthly Flat Extras are charged in addition to the monthly cost of insurance charge on a per $1,000 of Specified Amount basis after application of the Rate Class Multiple. The higher the rate class multiple and/or monthly flat extra, the greater the risk assessed and the higher the cost of coverage.

ICC24-NWLA-661	Continued on next page	(05/2024)
Page 3.[1]

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Premium Information

Minimum Initial Premium: [$106.00]

Minimum Additional Premium: [$25.00]

Planned Premium Payment at Issue: [$1,335.00]

Planned Premium Payment Frequency at Issue: [Annual]

No-Lapse Guarantee Monthly Premium:2[$106.00]

No-Lapse Guarantee Period:3 [20] years from the Policy Date

This is a flexible Premium Policy. The Minimum Initial Premium must be paid before coverage begins. Premium payments after the Minimum Initial Premium are not required except as necessary to keep the Policy from lapsing. You, the Policy Owner, selected the Planned Premium Payment at Issue and Planned Premium Payment Frequency at Issue to tell Nationwide how much Premium you intend to pay and how frequently. Paying planned Premium may not be sufficient to continue coverage. Illustrated hypothetical rates of return are not guaranteed. Investment experience and interest credited on a non-guaranteed basis varies over time, is rarely the same year-over-year, and may be negative. Because this is a variable insurance product with the potential for unfavorable investment experience, including extended periods of significant stock market decline, you may be required to pay additional Premium in order to meet your goals and/or to prevent the Policy from lapsing.

[2]

The No-Lapse Guarantee Monthly Premium is a value used to determine whether this Policy is eligible for continuation during the No-Lapse Guarantee Period if the Cash Surrender Value is insufficient to pay the monthly deductions. Additional Premium may be required to keep your Policy In Force if the No-Lapse Guarantee Policy Continuation section of the Policy terminates for any reason and your Policy’s Cash Surrender Value is insufficient to pay the monthly charges and deductions we assess. Please refer to the No-Lapse Guarantee Policy Continuation section of the Policy for details on how this information is used and impacts your Policy or contact us for additional information.

[3]

Coverage may end prior to the end of the period shown if the requirements of the Policy continuation feature provided by the No-Lapse Guarantee Policy Continuation section has not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision[, and/or the Extended No-Lapse Guarantee Rider] for additional information.

Coverage Information

Specified Amount: [$250,000.00]

Maturity Date:4 [January 1, 2109]

Minimum Specified Amount: [$100,000.00]

Minimum Specified Amount Increase: [$25,000.00]

Minimum Specified Amount Decrease: [$10,000.00]

Death Benefit Option Elected: [Option 1 – Level]

Internal Revenue Code Life Insurance Qualification Test: [Guideline Premium/Cash Value Corridor Test]

It is possible that coverage may end prior to the Maturity Date even if Planned Premium Payments are made if: (1) the requirements of the Policy continuation feature provided by the No-Lapse Guarantee Policy Continuation Provision [and/or the Extended No- Lapse Guarantee Rider] have not been met for any reason; and (2) your Policy’s Cash Surrender Value is insufficient to cover monthly deductions due to: (a) changes in the Policy that affect the coverage, including but not limited to: Policy loans; partial Surrenders; Specified Amount increases and decreases; death benefit option changes; rider additions or terminations; and/or (b) changes in current Policy charges, deductions, and interest rates, and/or adverse investment experience.

[4]

If your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Surviving Insured’s death unless you elect to receive the Maturity Proceeds which will be equal to the Cash Surrender Value on the Maturity Date. Even if coverage continues to the Maturity Date there may be little or no Cash Surrender Value left to be paid. You should consult a qualified tax advisor before the Maturity Date of your Policy is extended.

Continued on next page
ICC24-NWLA-661	Page 3.[2]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Schedule of Benefits

[IMPORTANT NOTE: It is possible that coverage may end prior to the Coverage End Date(s) shown for the Policy and any elected riders even when planned Premium payments are made if: (1) the requirements of the No-Lapse Guarantee Policy Continuation section of the Policy [or the Extended No-Lapse Guarantee Rider] have not been met, or have been terminated for any reason, and (2) your Policy’s Cash Surrender Value is insufficient to cover monthly charges and deductions to that date due to: (a) changes in the Policy that affect the coverage, including but not limited to: Policy loans; partial Surrenders; Specified Amount increases and decreases; death benefit option changes; rider additions or terminations; and/or (b) changes in current Policy charges, deductions, and interest rates. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provisions of the Policy for additional information.]

Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy [(Increase)]

Form Number: ICC24-NWLA-661

Specified Amount: [$250,000.00]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2109]

Insured: [John E Doe]	Insured: [Jane A Doe]

Sex: [Male]	Sex: [Female]

Issue Age: [35]	Issue Age: [35]

Rate Type: [Non-Tobacco]	Rate Type: [Non-Tobacco]

Rate Class: [Standard]	Rate Class: [Standard]

Rate Class Multiple: [1.00]	Rate Class Multiple: [1.00]

Monthly Flat Extra: [None] payable to	Monthly Flat Extra: [None] payable to

[Month DD, YYYY]][None]	[Month DD, YYYY]][None]

[Monthly Flat Extra: [None]] payable to	[Monthly Flat Extra: [None]] payable to

[Month DD, YYYY]][None]	[Month DD, YYYY]][None]

[Extended No-Lapse Guarantee Rider

Form Number: ICC24-NWLA-662

Coverage Start Date: [January 1, 2024]

Coverage End Date:5 [January 1, 2109]

Extended No-Lapse Guarantee Maximum Attained Age:6 120

[5]

Coverage may end prior to the date if the requirements of the Extended No-Lapse Guarantee Rider have not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision, and/or the Extended No-Lapse Guarantee Rider for additional information.

[6]

The Extended No- Lapse Guarantee Maximum Attained Age is the latest Attained Age of the younger Insured to which the Extended No-Lapse Guarantee Rider is available to keep the Policy In Force, subject to earlier lapse.]

[Four Year Term Insurance Rider

Form Number: [ICC24-NWLA-664]

Four Year Term Insurance Rider Specified Amount: [$305,550.00]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2028]]

Continued on next page
ICC24-NWLA-661	Page 3.[3]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Schedule of Benefits (continued)

[Long-Term Care Rider [(Increase)]

Form Number: [ICC24-NWLA-667]

Rider Insured: [John E Doe]

LTC Specified Amount: [$100,000.00]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2109]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Rate Class Multiple: [1.00]]

[[Maximum Monthly LTC Rider Benefit: [$2,000.00]

Minimum Monthly LTC Rider Benefit: [$250.00]

Coverage Limits

Maximum LTC Rider Specified Amount per Rider Insured: [$125,000.00]

Minimum LTC Rider Specified Amount per Rider Insured: [$25,000.00]

The Maximum LTC Rider Specified Amount per Rider Insured and Minimum LTC Rider Specified Amount per Rider Insured are subject to change when there is a change to the base Policy Specified Amount. Any change will be reflected in reissued Policy Specification Pages. The Maximum Monthly LTC Rider Benefit stated is as of the most recent change in the base Policy Specified Amount and/or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit. Refer to your Long-Term Care Rider for information regarding how the available Maximum Monthly LTC Rider Benefit is calculated.]

[Long-Term Care Rider [(Increase)]

Form Number: [ICC24-NWLA-667]

Rider Insured: [Jane A Doe]

LTC Specified Amount: [$100,000.00]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2109]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Rate Class Multiple: [1.00]]

Continued on next page
ICC24-NWLA-661	Page 3.[4]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Schedule of Benefits (continued)

[Long-Term Care Rider [and Increase]

Form Number: [ICC24-NWLA-667]

Monthly Benefit Limits for [John E Doe]

Maximum Monthly LTC Rider Benefit: [$2,000.00]

Minimum Monthly LTC Rider Benefit: [$250.00]

[Monthly Benefit Limits for [Jane A Doe]

Maximum Monthly LTC Rider Benefit: [$2,000.00]

Minimum Monthly LTC Rider Benefit: [$250.00]]

Coverage Limits

Maximum LTC Rider Specified Amount per Rider Insured: [$125,000.00]

Minimum LTC Rider Specified Amount per Rider Insured: [$25,000.00]

The Maximum LTC Rider Specified Amount per Rider Insured and Minimum LTC Rider Specified Amount per Rider Insured are subject to change when there is a change to the base Policy Specified Amount. Any change will be reflected in reissued Policy Specification Pages. The Maximum Monthly LTC Rider Benefit stated is as of the most recent change in the base Policy Specified Amount and/or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit. Refer to your Long-Term Care Rider for information regarding how the available Maximum Monthly LTC Rider Benefit is calculated.]]

Overloan Lapse Protection Rider II

Form Number: [ICC24-NWLA-665]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2109]

Overloan Lapse Protection Rider II Trigger Points

Attained Age of Younger Insured	Trigger Point		Attained Age of Younger Insured		Trigger Point
[65]	[94	%]	[81	]	[95	%]
[66]	[94	%]	[82	]	[95	%]
[67]	[94	%]	[83	]	[95	%]
[68]	[94	%]	[84	]	[96	%]
[69]	[94	%]	[85	]	[96	%]
[70]	[94	%]	[86	]	[96	%]
[71]	[95	%]	[87	]	[96	%]
[72]	[95	%]	[88	]	[96	%]
[73]	[95	%]	[89	]	[97	%]
[74]	[95	%]	[90	]	[97	%]
[75]	[95	%]	[91	]	[97	%]
[76]	[95	%]	[92	]	[98	%]
[77]	[95	%]	[93	]	[98	%]
[78]	[95	%]	[94	]	[98	%]
[79]	[95	%]	[95+	]	[99	%]
[80]	[95	%]

The Rider Trigger Points vary by the Insured’s Attained Age.

Continued on next page
ICC24-NWLA-661	Page 3.[5]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Schedule of Benefits (continued)

[Policy Split Option Rider

Form Number: [ICC24-NWLA-663]

Coverage Start Date: [January 1, 2024]

Coverage End Date: [January 1, 2069]]

Endorsements

[Conditional Reduction of Cost of Insurance Rate Endorsement

Form Number: ICC23-NWLA-650

Endorsement Monthly Premium: [$106.00]

Eligibility Date: [January 1, 2059]

Endorsement Guaranteed Minimum Reduction Factor: [15%]]

[Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement

Form Number: ICC23-NWLA-648

Program Duration: [5] years

Tertiary Fund Account Percent of Premium Charge Factor Rate Discount: [7.30%]

Policy Charges and Deductions

The charges shown are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy

Guaranteed Maximum Percent of Premium Charge Rate

Policy Years	Maximum Rate
All Policy Years	[12.00	%]

Guaranteed Maximum Monthly Per Policy Charge

Policy Years	Maximum Charge
All Policy Years	[$	20.00	]

Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rate [(Increase)]

Specified Amount [(Increase)]: [$250,000.00]	Effective Date of Coverage:	[January 1, 2024]

Years	Maximum Rate[7]
All Policy Years	[0.47000	]

[7]

If the Death Benefit is changed from Death Benefit Option 1 to Death Benefit Option 2, the Monthly per $1,000 of Specified Amount charge will be the Death Benefit Option 2 rates for the remaining duration of the charge. If the death benefit option is changed from Death Benefit Option 2 to Death Benefit Option 1, the applicable rates will not change, the Death Benefit Option 2 rates will continue to apply.

Continued on next page
ICC24-NWLA-661	Page 3.[6]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy (continued)

Guaranteed Maximum Monthly Cost of Insurance per $1,000 of Net Amount At Risk Charge Rates [(Increase)]

Specified Amount [(Increase)]: [$250,000.00]	Effective Date of Coverage: [January 1, 2024]

Attained Age of Younger Insured	Maximum Rate		Attained Age of Younger Insured		Maximum Rate		Attained Age of Younger Insured		Maximum Rate
[35]	[.00008	]	[64	]	[.20229	]	[93	]	[14.75938	]
[36]	[.00026	]	[65	]	[.24136	]	[94	]	[16.60119	]
[37]	[.00047	]	[66	]	[.28627	]	[95	]	[18.84955	]
[38]	[.00072	]	[67	]	[.33756	]	[96	]	[21.04600	]
[39]	[.00101	]	[68	]	[.39727	]	[97	]	[23.38678	]
[40]	[.00136	]	[69	]	[.46551	]	[98	]	[24.15518	]
[41]	[.00177	]	[70	]	[.54718	]	[99	]	[25.68275	]
[42]	[.00228	]	[71	]	[.64396	]	[100	]	[27.93398	]
[43]	[.00290	]	[72	]	[.76422	]	[101	]	[30.28933	]
[44]	[.00369	]	[73	]	[.90229	]	[102	]	[33.01208	]
[45]	[.00467	]	[74	]	[1.06046	]	[103	]	[36.10732	]
[46]	[.00583	]	[75	]	[1.24371	]	[104	]	[39.67520	]
[47]	[.00729	]	[76	]	[1.45466	]	[105	]	[43.73389	]
[48]	[.00888	]	[77	]	[1.70220	]	[106	]	[48.14511	]
[49]	[.01076	]	[78	]	[1.99360	]	[107	]	[52.94796	]
[50]	[.01315	]	[79	]	[2.33237	]	[108	]	[58.10368	]
[51]	[.01607	]	[80	]	[2.72082	]	[109	]	[63.84667	]
[52]	[.01980	]	[81	]	[3.20492	]	[110	]	[70.17642	]
[53]	[.02430	]	[82	]	[3.75559	]	[111	]	[76.79206	]
[54]	[.02991	]	[83	]	[4.35614	]	[112	]	[83.33333	]
[55]	[.03695	]	[84	]	[5.03841	]	[113	]	[83.33333	]
[56]	[.04546	]	[85	]	[5.81932	]	[114	]	[83.33333	]
[57]	[.05560	]	[86	]	[6.63201	]	[115	]	[83.33333	]
[58]	[.06701	]	[87	]	[7.66516	]	[116	]	[83.33333	]
[59]	[.08040	]	[88	]	[8.78644	]	[117	]	[83.33333	]
[60]	[.09645	]	[89	]	[9.99983	]	[118	]	[83.33333	]
[61]	[.11607	]	[90	]	[11.20520	]	[119	]	[83.33333	]
[62]	[.14023	]	[91	]	[12.07675	]	[120+	]	[.00000	]
[63]	[.16886	]	[92	]	[13.24557	]

The Guaranteed Maximum Monthly Cost of Insurance per $1,000 of Net Amount At Risk Charge Rates stated above are based on the 2001 Commissioner’s Standard Ordinary, Sex and Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table, each Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.

Annual Guaranteed Maximum Percent of Sub-Account Value Charge Rate

Years	Charge Rate
All Policy Years	[0.50	%]

Monthly Guaranteed Maximum Percent of Sub-Account Value Charge Rate

Years	Charge Rate
All Policy Years	[0.041571	%]

Continued on next page
ICC24-NWLA-661	Page 3.[7]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

[Extended No-Lapse Guarantee Rider

Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Premium Charge Rate

Policy Years	Maximum Rate
All Policy Years	[15.00	%]

Annual Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Sub-Account Value Charge

Rate

Years	Maximum Rate
All Policy Years	[1.50	%]

Monthly Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Sub-Account Value Charge

Rate

Years	Maximum Rate
All Policy Years	[0.124149	%]]

[Long-Term Care Rider

[Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Specified Amount]

Rider Insured	LTC Specified Amount	Effective Date of Coverage	Policy Years	Maximum Rate
[John E Doe]	[$100,000.00] [(Increase)]	[1/1/2024]	All Policy Years	[0.14591	]
[Jane A Doe]	[$100,000.00] [(Increase)]	[1/1/2024]	All Policy Years	[0.17353	]]

Continued on next page
ICC24-NWLA-661	Page 3.[8]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Overloan Lapse Protection Rider II

Guaranteed Maximum Overloan Lapse Protection Rider II Charge Rates

Attained Age of Younger Insured	Maximum Rate
[65]	[4.75	%]
[66]	[4.70	%]
[67]	[4.65	%]
[68]	[4.60	%]
[69]	[4.55	%]
[70]	[4.50	%]
[71]	[4.45	%]
[72]	[4.40	%]
[73]	[4.35	%]
[74]	[4.30	%]
[75]	[4.25	%]
[76]	[4.15	%]
[77]	[4.10	%]
[78]	[4.05	%]
[79]	[4.00	%]
[80]	[3.90	%]

Attained Age of Younger Insured	Maximum Rate
[81]	[3.80	%]
[82]	[3.70	%]
[83]	[3.55	%]
[85]	[3.40	%]
[85]	[3.20	%]
[86]	[3.00	%]
[87]	[2.75	%]
[88]	[2.50	%]
[89]	[2.15	%]
[90]	[1.75	%]
[91]	[1.30	%]
[92]	[.90	%]
[93]	[.55	%]
[94]	[.30	%]
[95+]	[.15	%]

[Policy Split Option Rider

[Guaranteed Maximum Policy Split Option Rider Monthly Per $1,000 of Specified Amount Charge Rate]

Policy Years	Maximum Rate
All Policy Years	[0.010	]]

Continued on next page
ICC24-NWLA-661	Page 3.[9]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Guaranteed Maximum Surrender Charges

For Surrender Charge purposes, years begin on the stated Effective Date of Coverage and on each anniversary of that date thereafter and end on the day before the next anniversary of the Effective Date of Coverage.

Guaranteed Maximum Surrender Charges

Specified Amount [(Increase)]: [$250,000.00]	Effective Date of Coverage: [January 1, 2024]

Year	Maximum Surrender Charge			Year		Maximum Surrender Charge
[1]	[$	3,657.50	]	[9	]	[$	1,947.50	]
[2]	[$	3,605.00	]	[10	]	[$	1,662.50	]
[3]	[$	3,550.00	]	[11	]	[$	1,387.50	]
[4]	[$	3,497.50	]	[12	]	[$	1,120.00	]
[5]	[$	3,170.00	]	[13	]	[$	862.50	]
[6]	[$	2,852.50	]	[14	]	[$	615.00	]
[7]	[$	2,542.50	]	[15	]	[$	375.00	]
[8]	[$	2,240.00	]	[16+	]	[$	0.00	]

For a complete Surrender of the Specified Amount shown above, the applicable Surrender Charge will be deducted from the Cash Value based on the year and we will pay you the Cash Surrender Value. We will also deduct a Surrender Charge for requested Specified Amount decreases. A new Surrender Charge schedule page will be provided to you for the remaining insurance.

Service Fee

Maximum Service Fee: [$25.00]

Partial Surrenders

Minimum Partial Surrender: [$500.00] per request (including any transaction fee)

Maximum Partial Surrender Fee: Lesser of [$25.00] per request or [5%] of each partial Surrender

Loans

Minimum Policy Loan Amount: [$200.00]

Minimum Loan Repayment: [$25.00]

Guaranteed Policy Loan Interest Rates (per annum)

Guaranteed Maximum Policy Loan Interest Charged Rate: [4.50%] in all Policy Years (effective daily rate of [0.0120602%])

Guaranteed Minimum Policy Loan Interest Credited Rate: [1.00%] in all Policy Years (effective daily rate of [0.0027262%])

Dollar Cost Averaging

Minimum Required Dollar Cost Averaging Transfer Amount: [$100.00]

Continued on next page
ICC24-NWLA-661	Page 3.[10]	(05/2024)

Insured: [John A Doe and Jane A Doe]	Policy Number: [800000000]

[Extended No-Lapse Guarantee Value Factors

The Extended No-Lapse Guarantee Value factors may be affected by changes to the Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, and death benefit option changes. The new Extended No-Lapse Guarantee Value factors will apply from the effective date of any change to the Policy.

Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy

Extended No-Lapse Guarantee Maximum Attained Age:8 120

Extended No-Lapse Guarantee Fund Premium Caps

Primary Fund Premium Cap: [$1,361.00]

Secondary Fund Premium Cap: [$3,372.00]

Extended No-Lapse Guarantee Value Interest Crediting Factor Rates

Primary Fund Account: [8.00%] annual effective rate

Secondary Fund Account: [7.00%] annual effective rate

Tertiary Fund Account: [6.75%] annual effective rate

Extended No-Lapse Guarantee Policy Loan Value Factor Rate

Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate: [2.00%] annual effective rate

[Extended No-Lapse Guarantee Charge Factors

Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates9

Policy Years	Primary Fund Account Rate	Secondary Fund Account Rate	Tertiary Fund Account Rate
[1]	[-23.73%][N/A]	[14.91%][N/A]	[16.81%][N/A] [10]
[2+]	[-23.73%][N/A]	[14.91%][N/A]	[24.11%][N/A]

[8]

The Extended No- Lapse Guarantee Maximum Attained Age is the latest Attained Age of the younger Insured to which the Extended No-Lapse Guarantee Rider is available to keep the Policy In-Force, subject to earlier lapse.

[9]	The Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates are zero starting at the younger Insured’s Attained Age 120.
[10

Because you elected the Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement, the Policy Year 1 Tertiary Fund Account Rate has been reduced by subtracting the Tertiary Fund Account Percent of Premium Charge Factor Rate Discount stated above in the Endorsements section, from the otherwise applicable Policy Year 1 rate.]

[Extended No-Lapse Guarantee Monthly Per Policy Charge Factor

Policy Years	Charge Factor
[All Policy Years]	[$	0.00	]

[Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor Rate

Specified Amount [(Increase)]: [$250,000.00]     Effective Date of Coverage: [January 1, 2024]

Years	Rate
[All Years]	[0.29500	]

For Monthly Per $1,000 of Specified Amount Charge Factor Rate purposes, years begin on the stated Effective Date of Coverage and on each anniversary of that date thereafter and end on the day before the next anniversary of the Effective Date of Coverage.]

Continued on next page
ICC24-NWLA-661	Page 3.[11]	(05/2024)

Insured: [John A Doe and Jane A Doe]	Policy Number: [800000000]

[Extended No-Lapse Guarantee Value Factors (continued)

The Extended No-Lapse Guarantee Value factors may be affected by changes to the Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, and death benefit option changes. The new Extended No-Lapse Guarantee Value factors will apply from the effective date of any change to the Policy.

Last Survivor Flexible Premium Adjustable Variable Universal Life Insurance Policy

[Monthly Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk Charge Factor Rates [(Increase)]

Specified Amount[(Increase)]: [$250,000.00]	Effective Date of Coverage: [January 1, 2024]

Attained Age of Younger Insured	Maximum Rate		Attained Age of Younger Insured		Maximum Rate		Attained Age of Younger Insured		Maximum Rate
[35]	[0.17643	]	[64	]	[0.33145	]	[93	]	[5.35187	]
[36]	[0.17891	]	[65	]	[0.34725	]	[94	]	[5.90937	]
[37]	[0.18169	]	[66	]	[0.36398	]	[95	]	[6.51343	]
[38]	[0.18385	]	[67	]	[0.38225	]	[96	]	[7.26553	]
[39]	[0.18571	]	[68	]	[0.40209	]	[97	]	[8.09951	]
[40]	[0.18725	]	[69	]	[0.42472	]	[98	]	[9.01794	]
[41]	[0.18973	]	[70	]	[0.45076	]	[99	]	[10.01060	]
[42]	[0.19096	]	[71	]	[0.48177	]	[100	]	[11.06593	]
[43]	[0.19158	]	[72	]	[0.51869	]	[101	]	[11.06593	]
[44]	[0.19344	]	[73	]	[0.56153	]	[102	]	[11.06593	]
[45]	[0.19622	]	[74	]	[0.61122	]	[103	]	[11.06593	]
[46]	[0.20024	]	[75	]	[0.66902	]	[104	]	[11.06593	]
[47]	[0.20457	]	[76	]	[0.73463	]	[105	]	[11.06593	]
[48]	[0.20797	]	[77	]	[0.81118	]	[106	]	[11.06593	]
[49]	[0.21137	]	[78	]	[0.90026	]	[107	]	[11.06593	]
[50]	[0.21478	]	[79	]	[1.00659	]	[108	]	[11.06593	]
[51]	[0.21880	]	[80	]	[1.13585	]	[109	]	[11.06593	]
[52]	[0.22344	]	[81	]	[1.28532	]	[110	]	[11.06593	]
[53]	[0.22993	]	[82	]	[1.43315	]	[111	]	[11.06593	]
[54]	[0.23736	]	[83	]	[1.59473	]	[112	]	[11.06593	]
[55]	[0.24602	]	[84	]	[1.78932	]	[113	]	[11.06593	]
[56]	[0.25314	]	[85	]	[2.08846	]	[114	]	[11.06593	]
[57]	[0.25994	]	[86	]	[2.35470	]	[115	]	[11.06593	]
[58]	[0.26706	]	[87	]	[2.65380	]	[116	]	[11.06593	]
[59]	[0.27449	]	[88	]	[3.00587	]	[117	]	[11.06593	]
[60]	[0.28284	]	[89	]	[3.39871	]	[118	]	[11.06593	]
[61]	[0.29244	]	[90	]	[3.83187	]	[119	]	[11.06593	]
[62]	[0.30389	]	[91	]	[4.29558	]	[120	]	[0.00000	]
[63]	[0.31690	]	[92	]	[4.80201	]

Continued on next page
ICC24-NWLA-661	Page 3.[12]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

[Extended No-Lapse Guarantee Value Factors (continued)

The Extended No-Lapse Guarantee Value factors may be affected by changes to the Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, and death benefit option changes. The new Extended No-Lapse Guarantee Value factors will apply from the effective date of any change to the Policy.

[Four Year Term Insurance Rider

Extended No-Lapse Guarantee Monthly Per $1,000 of Four Year Term Insurance Rider Specified Amount

Charge Factor Rates

Attained Age of Younger Insured	Rate
[35]	[0.00089	]
[36]	[0.00029	]
[37]	[0.00052	]
[38]	[0.00079	]]

[Long-Term Care Rider

Extended No-Lapse Guarantee Monthly Per $1,000 of LTC Rider Specified Amount Charge Factor Rates

[(Increase)]

Rider Insured	LTC Specified Amount	Effective Date of Coverage	Policy Years	Rate
[John E Doe]	[$100,000.00] [(Increase)]	[1/1/2020]	All Policy Years	[0.12395	]
[Jane A Doe]	[$100,000.00] [(Increase)]	[1/1/2020]	All Policy Years	[0.10422	]]

[Policy Split Option Rider

[Extended No-Lapse Guarantee Policy Split Option Rider Monthly Per $1,000 of Specified Amount

Charge Factor Rate]

Policy Years	Rate
[All Policy Years]	[0.0100	]]]

Continued on next page
ICC24-NWLA-661	Page 3.[13]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Internal Revenue Code Life Insurance Qualification Test Table

[Your Policy complies with section 7702 of the Internal Revenue Code, as amended, under the Guideline Premium/Cash Value Corridor Test. It requires that the death benefit be greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

Attained Age of Younger Insured	Applicable Percentages		Attained Age of Younger Insured		Applicable Percentages		Attained Age of Younger Insured		Applicable Percentages
[35]	[250	%]	[57	]	[142	%]	[79	]	[105	%]
[36]	[250	%]	[58	]	[138	%]	[80	]	[105	%]
[37]	[250	%]	[59	]	[134	%]	[81	]	[105	%]
[38[	[250	%]	[60	]	[130	%]	[82	]	[105	%]
[39]	[250	%]	[61	]	[128	%]	[83	]	[105	%]
[40]	[250	%]	[62	]	[126	%]	[84	]	[105	%]
[41]	[243	%]	[63	]	[124	%]	[85	]	[105	%]
[42]	[236	%]	[64	]	[122	%]	[86	]	[105	%]
[43]	[229	%]	[65	]	[120	%]	[87	]	[105	%]
[44]	[222	%]	[66	]	[119	%]	[88	]	[105	%]
[45]	[215	%]	[67	]	[118	%]	[89	]	[105	%]
[46]	[209	%]	[68	]	[117	%]	[90	]	[105	%]
[47]	[203	%]	[69	]	[116	%]	[91	]	[104	%]
[48]	[197	%]	[70	]	[115	%]	[92	]	[103	%]
[49]	[191	%]	[71	]	[113	%]	[93	]	[102	%]
[50]	[185	%]	[72	]	[111	%]	[94	]	[101	%]
[51]	[178	%]	[73	]	[109	%]	[95	]	[100	%]
[52]	[171	%]	[74	]	[107	%]	[96	]	[100	%]
[53]	[164	%]	[75	]	[105	%]	[97	]	[100	%]
[54]	[157	%]	[76	]	[105	%]	[98	]	[100	%]
[55]	[150	%]	[77	]	[105	%]	[99	]	[100	%]
[56]	[146	%]	[78	]	[105	%]	[100+	]	[100	%]]

Continued on next page
ICC24-NWLA-661	Page 3.[14]	(05/2024)

Insured: [John A Doe and Jane A Doe]	Policy Number: [800000000]

Settlement Option Tables

Option 1:

Life Income Monthly Installments for each $1,000 of Proceeds with Payments Guaranteed for 120 Months

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.75	$1.70
44	$1.78	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.88	$1.82
48	$1.92	$1.85
49	$1.96	$1.88
50	$1.99	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.12	$2.04
54	$2.17	$2.08
55	$2.22	$2.12
56	$2.27	$2.17
57	$2.32	$2.22
58	$2.37	$2.27
59	$2.43	$2.32
60	$2.49	$2.38
61	$2.56	$2.43
62	$2.62	$2.49
63	$2.69	$2.56
64	$2.77	$2.63
65	$2.84	$2.70
66	$2.93	$2.77
67	$3.01	$2.85
68	$3.10	$2.93
69	$3.20	$3.02
70	$3.30	$3.11

Age of Payee Last Birthday	Male	Female
71	$3.40	$3.21
72	$3.52	$3.31
73	$3.63	$3.42
74	$3.76	$3.53
75	$3.89	$3.65
76	$4.03	$3.77
77	$4.18	$3.91
78	$4.34	$4.05
79	$4.51	$4.20
80	$4.69	$4.36
81	$4.87	$4.53
82	$5.07	$4.71
83	$5.28	$4.90
84	$5.49	$5.10
85	$5.71	$5.31
86	$5.94	$5.53
87	$6.17	$5.75
88	$6.41	$5.98
89	$6.64	$6.22
90	$6.87	$6.45
91	$7.09	$6.68
92	$7.30	$6.90
93	$7.50	$7.11
94	$7.67	$7.31
95	$7.83	$7.50
96	$7.97	$7.68
97	$8.09	$7.83
98	$8.19	$7.97
99	$8.27	$8.09
100+	$8.34	$8.19

Continued on next page
ICC24-NWLA-661	Page 3.[15]	(05/2024)

Insured: [John A Doe and Jane A Doe]	Policy Number: [800000000]

Settlement Option Tables (continued)

Option 2:

Joint & Survivor Life Income Monthly Installments for each $1,000 of Proceeds

M/F	50	55	60	65	70	75	80	85	90	95	100
50	$1.75	$1.83	$1.88	$1.92	$1.95	$1.97	$1.98	$1.99	$1.99	$1.99	$2.00
55	$1.81	$1.92	$2.01	$2.08	$2.13	$2.16	$2.19	$2.20	$2.21	$2.22	$2.22
60	$1.85	$1.99	$2.12	$2.24	$2.33	$2.39	$2.43	$2.46	$2.48	$2.49	$2.50
65	$1.88	$2.04	$2.21	$2.38	$2.53	$2.65	$2.73	$2.79	$2.82	$2.84	$2.85
70	$1.89	$2.07	$2.28	$2.50	$2.72	$2.91	$3.07	$3.18	$3.25	$3.30	$3.32
75	$1.91	$2.09	$2.32	$2.58	$2.87	$3.16	$3.43	$3.65	$3.80	$3.89	$3.94
80	$1.91	$2.11	$2.34	$2.63	$2.98	$3.37	$3.78	$4.17	$4.47	$4.67	$4.79
85	$1.92	$2.12	$2.36	$2.67	$3.05	$3.52	$4.07	$4.68	$5.25	$5.70	$5.98
90	$1.92	$2.12	$2.37	$2.69	$3.09	$3.61	$4.27	$5.10	$6.03	$6.91	$7.56
95	$1.92	$2.12	$2.38	$2.70	$3.12	$3.66	$4.39	$5.38	$6.67	$8.12	$9.45
100	$1.92	$2.12	$2.38	$2.71	$3.13	$3.69	$4.45	$5.54	$7.08	$9.08	$11.28

The Option 2 Settlement Option table states applicable purchase rates when the joint payees are of different sexes: one female and one male. Purchase rates for other age and sex combinations are available upon request.

Continued on next page
ICC24-NWLA-661	Page 3.[16]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

Settlement Option Tables (continued)

Option 3:

Life Annuity Monthly Installments for each $1,000 of Proceeds

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.76	$1.70
44	$1.79	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.89	$1.82
48	$1.92	$1.85
49	$1.96	$1.89
50	$2.00	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.13	$2.04
54	$2.17	$2.08
55	$2.22	$2.13
56	$2.27	$2.17
57	$2.33	$2.22
58	$2.38	$2.27
59	$2.44	$2.33
60	$2.50	$2.38
61	$2.57	$2.44
62	$2.64	$2.50
63	$2.71	$2.57
64	$2.79	$2.64
65	$2.87	$2.71
66	$2.95	$2.79
67	$3.04	$2.87
68	$3.14	$2.95
69	$3.24	$3.05
70	$3.34	$3.14

Age of Payee Last Birthday	Male	Female
71	$3.46	$3.24
72	$3.58	$3.35
73	$3.70	$3.46
74	$3.84	$3.59
75	$3.99	$3.71
76	$4.14	$3.85
77	$4.31	$4.00
78	$4.49	$4.16
79	$4.69	$4.33
80	$4.90	$4.51
81	$5.13	$4.71
82	$5.39	$4.92
83	$5.66	$5.16
84	$5.96	$5.41
85	$6.28	$5.69
86	$6.64	$5.99
87	$7.02	$6.32
88	$7.45	$6.68
89	$7.91	$7.08
90	$8.42	$7.52
91	$8.98	$7.99
92	$9.59	$8.52
93	$10.26	$9.09
94	$11.00	$9.70
95	$11.81	$10.37
96	$12.71	$11.10
97	$13.69	$11.88
98	$14.76	$12.72
99	$15.93	$13.63
100+	$17.17	$14.62

The Settlement Option tables are based on the sex-distinct Annuity 2012 Basic Mortality table (Age Last Birthday) using a ten-year age setback with Projection Scale G2 (ALB) at 0.5% interest. For purposes of the settlement option tables, the payees’ actual ages as of their respective last birthdays are used.

Continued on next page
ICC24-NWLA-661	Page 3.[17]	(05/2024)

Insured: [John E Doe and Jane A Doe]	Policy Number: [800000000]

[Net Premium Allocations

The investment options available on the Policy Date and how Premiums are allocated are shown on a percentage basis, based on your elections, in this section. We may subsequently add or eliminate Sub-Accounts as described in the Variable Account Provisions of this Policy.

All footnotes referenced within this table can be found at the end of this section.

[Investment Model: Aggressive]

Account Options

Net Premium Allocations
Account Options	During “RIGHT to EXAMINE and CANCEL” Period[11]	After “RIGHT to EXAMINE and CANCEL” Period
Variable Account Options
[Variable Account Name][12][13]	[0%]	[0%]
General Account Options
[Fixed Account - Enhanced DCA12]	[0%]	[0%]
Fixed Account[12]	[0%]	[0%]
Total	100%	100%

[Any premium payment credited during the first policy year will be allocated to the Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement Originating Sub-Account instead of your Net Premium Allocations, based on your election.]

[11]

We may modify the above allocation based on directions you provide us after we have issued you this Policy. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

[12

These investment options represent Permitted Allocations based on your election of the Extended No-Lapse Guarantee Rider. Note: If you have elected to participate in an administrative asset allocation model service, if available, your allocation above may reflect funds not otherwise individually available with the Extended No-Lapse Guarantee Rider. Please consult the prospectus for a listing of investment options currently available for Policies with the Extended No-Lapse Guarantee Rider.]

[13	This option is both an available investment option and the Originating Sub-Account for the Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement.]]

Variable Account

Variable Account: [Nationwide VL Separate Account – G]

Fixed Account

Guaranteed Minimum Interest Crediting Rate: [1.00%] (effective daily rate of 0.00272620%)

ICC24-NWLA-661	Page 3.[18]	(05/2024)

DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit – An accounting unit used to measure the Sub-Account values of the Variable Account.

Attained Age – Age measured from the Policy Date. Attained Age is equal to a person’s Issue Age plus the number of completed Policy Years.

Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds upon the death of the Surviving Insured while this Policy is In Force.

Cash Surrender Value – The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness, applicable charges, and/or adjustments described in this Policy.

Cash Value – The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account, and the Policy Loan Account.

Contingent Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds upon the death of the Surviving Insured while this Policy is In Force and no Beneficiary is living or in existence at the time.

Contingent Owner – The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die while this Policy is In Force.

Current Scale of Non-Guaranteed Elements (“Current Scale”) – The Non-Guaranteed Elements that apply to the Policy in the then current and future Policy Years unless changed by us according to the Changes in Policy Cost Factors section of this Policy.

Death Benefit Proceeds – The amount we pay upon the death of the Surviving Insured while this Policy is In Force.

Directed Monthly Deductions – An election you can make to have deductions for monthly policy charges, including rider charges, deducted from a single Sub-Account in the Variable Account or the Fixed Account. If the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction will be deducted as described in the Monthly Deductions section of the Policy.

Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance.

General Account – The General Account is made up of all of our assets other than those held in any separate account.

Home Office – Nationwide’s principle place of business. The Home Office address is stated on the face page of the Policy.

In Force – The insurance coverage is in effect.

Indebtedness – The amount you owe us due to an outstanding Policy loan balance, including principal and any unpaid Policy loan interest charged.

Initial Premium Investment Date – The later of the Policy Date or the date we receive at least the Minimum Initial Premium at our Home Office.

Insureds – The persons you name whose lives are covered by this Policy. The Death Benefit Proceeds become payable upon the death of the Surviving Insured while this Policy is In Force.

Issue Age – A person’s age based on their birthday nearest the Policy Date. If a person’s last birthday is more than 182 days prior to the Policy Date, their nearest birthday is their next birthday. The Insureds’ Issue Ages are stated in the Policy Specification Pages.

Maturity Date – The Policy Anniversary on which the younger Insured reaches, or would have reached, Attained Age 120.

Maturity Proceeds – The amount payable if this Policy is In Force on the Maturity Date and you request that the Maturity Date not be automatically extended. The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Continued on next page
ICC24-NWLA-661	Page 4	[(05/2024)(001)]

Minimum Initial Premium – The minimum amount of Premium required for coverage under this Policy to be put In Force. The Minimum Initial Premium is stated in the Policy Specification Pages and will be required prior to this Policy taking effect.

Nationwide – Nationwide Life and Annuity Insurance Company. References to “we,” “our,” and “us” also mean Nationwide Life and Annuity Insurance Company.

Net Amount At Risk – A value used to calculate cost of insurance charges for the Policy. The method of determining the Net Amount At Risk varies based on the death benefit option in effect at the time of calculation as described in the Monthly Cost of Insurance Per $1,000 of Net Amount At Risk section of the Policy Charges and Deductions Provision.

Net Premium – The amount of each Premium applied to the Cash Value of this Policy. Net Premium is equal to a gross Premium paid less any percent of Premium charge.

No-Lapse Guarantee Monthly Premium – Dollar amounts used to calculate the Premium that must be paid to meet the requirements of the No-Lapse Guarantee Policy Continuation section. The No-Lapse Guarantee Monthly Premium is stated in the Policy Specification Pages.

No-Lapse Guarantee Period – The length of time during which the no-lapse guarantee feature of this Policy is available. The No-Lapse Guarantee Period is stated in the Policy Specification Pages.

Non-Guaranteed Element(s)—Any fixed interest crediting and charged rates; other credits; Policy and rider charges, including tables of charge rates for future Policy Years, that are not guaranteed and may be changed by us after the Policy Date.

Policy – The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Specification Pages.

Policy Anniversary – Each anniversary of the Policy Date. For any year in which such date does not exist (e.g. February 29th), the last day of the month will be the Policy Anniversary.

Policy Class – All policies of the same product and issuing company with insureds of the same sex, issue age, rate class, rate type, rate class multiple, flat extra ratings, coverage amounts and death benefit option, level of premium paid, then current level of cash value and/or outstanding policy loan balance, In Force endorsements and rider elections, and elected optional policy features, whose policies have the same length of time since the policy’s issue date or effective date of a coverage increase.

Policy Date – The issue date of this Policy. It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium.

Policy Loan Account – The portion of the Cash Value attributable to all loans taken under this Policy including Policy loan interest credited.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner – The person or entity possessing all rights under this Policy while it is In Force. The Policy Owner is named on the application unless later changed. References to “you” or “your” also mean the Policy Owner.

Policy Specification Pages – The Policy Specification Pages contain detailed information about your Policy coverage.

Policy Year – Beginning with the Policy Date, each one-year period this Policy remains In Force.

Premium – Any payments you make into this Policy other than Policy loan repayments.

Proof of Death – A certified copy of the death certificate. If no death certificate will be issued (e.g. missing person), such other lawful evidence and documentation as permits us to make a reasonable determination as to the fact of, date, cause, and manner of death.

SEC – The United States Securities and Exchange Commission or its successor.

Settlement – Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy. It is stated in the Policy Specification Pages.

State of Issue – The jurisdiction where this Policy has been issued for delivery. For purposes of this Policy, the term includes the District of Columbia, Puerto Rico and any state, territory, or possession of the United States of America.

Continued on next page
ICC24-NWLA-661	Page 5	[(05/2024)(001)]

Sub-Account – A division of the Variable Account corresponding to a different underlying investment option. Your initial Sub-Account allocations are listed on the Policy Specification Pages.

Surrender – A withdrawal of Cash Surrender Value from this Policy at your request. A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will terminate all coverage under this Policy and any attached riders. When we refer to a “partial Surrender” it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

Surviving Insured – The living Insured after one of the Insureds dies while this Policy is In Force.

Valuation Date – Each day the New York Stock Exchange and our Home Office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and our Home Office is open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated. We may offer more than one Variable Account under this Policy.

Continued on next page
ICC24-NWLA-661	Page 6	[(05/2024)(001)]

GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

1.	singular references will also refer to the plural and plural references will also refer to the singular;

2.	when we refer to a “provision,” it means the entire contents under a main heading in this Policy; and

3.	when we refer to a “section,” it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications, together with any amendments, endorsements, or riders, make up the entire contract. No statement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

Applications

All statements in an application, in the absence of fraud, are considered representations and not warranties. In issuing this Policy, we have relied on the statements made in the application to be true and complete. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by rider, an increase of the Specified Amount, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, add benefits, or increase the Specified Amount and is a misrepresentation material to our agreement to provide or reinstate coverage.

Changes in Policy Cost Factors

The Current Scale of Non-Guaranteed Elements is subject to change based on changes in our expectations as to future experience for factors including, but not limited to, our:

1.	investment earnings and interest rates;

2.	mortality experience including, but not limited, to claims payments;

3.	persistency experience including, but not limited to, both lapse and premium;

4.	expenses, including, but not limited to, reinsurance expenses; and

5.	taxes.

Any review of our expectations for future experience for these Policy cost factors, other than for a change in an interest rate that is based entirely on changes in expected investment income for the investments associated with the Policy and interest rates as applicable, will be evaluated against the Current Scale in aggregate for a particular Policy Class. Any element of the Current Scale, including Current Scale charge rates for future Policy Years, may be adjusted regardless of the Policy cost factor for which future expectations have changed.

Any increase in a Current Scale charge or charge rate will not increase the charge or charge rate above the guaranteed maximum stated in the Policy Specification Pages. Any reduction of a Current Scale interest rate will not reduce the rate below the guaranteed minimum stated in the Policy Specification Pages.

Changes to the Current Scale percent of Premium charge rate, percent of Sub-Account value charge rate, monthly per $1,000 of Specified Amount charge rate, monthly cost of insurance per $1,000 of Net Amount At Risk rates, and monthly per Policy charge(s) will be of a uniform basis by Policy Class.

Any changes we make will be determined in accordance with the state law and any procedures required to be kept on file with the applicable insurance regulator of the State of Issue.

Continued on next page
ICC24-NWLA-661	Page 7	[(05/2024)(001)]

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

This Policy may be modified or superseded by applicable law. Other changes to this Policy may be made only if you and we agree. We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder, in any one or more instance be deemed, and may not be construed or relied upon, as a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

1.	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date subject to our receipt of the Minimum Initial Premium;

2.

for increases or other additions to coverage, the effective date is the Policy Monthaversary on or next following the date we approve your supplemental application for insurance, unless you request and we approve a different date; and

3.

in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following the date we approve your application for reinstatement and receive the required Premium, unless you request and we approve a different date.

Policy Termination

All coverage under this Policy will terminate when any of the following events occur:

1.	you request in writing to terminate coverage under this Policy;

2.	the Surviving Insured dies;

3.	you elect to receive the Maturity Proceeds on the Maturity Date;

4.	this Policy lapses at the end of a grace period, subject to the Reinstatement section; or

5.	you Surrender this Policy for its Cash Surrender Value.

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Surviving Insured’s death if the Surviving Insured commits suicide, while sane or insane, within two years, or any shorter period as may be required by applicable law in the state where the Policy is issued or delivered, from:

1.	the Policy Date;

2.	a reinstatement date; or

3.	a date after the Policy Date we approve an increase in Specified Amount requiring evidence of insurability.

In the case of items 1. and 2. above, we will pay an amount equal to all Premiums paid prior to the Surviving Insured’s death minus any Indebtedness or partial Surrenders.

In the case of item 3. above, we will not pay the portion of the Death Benefit Proceeds attributable to the Specified Amount increase. Instead, the Specified Amount increase will be terminated and we will pay an amount equal to all monthly deductions and all expenses deducted for such Specified Amount increase. If a return of Premium is being made under items 1. or 2., the total amount returned, including item 3., if applicable, will not exceed the total Premium paid minus any Indebtedness or partial Surrenders.

We reserve the right under this section to obtain evidence of the manner and cause of either Insured’s death.

Incontestability

We have the right to contest the validity of this Policy based on material misstatements made in the initial application, or application for reinstatement if applicable. After this Policy has been In Force during the lifetime of the Surviving Insured, for two years from the Policy Date or a reinstatement date, we will not contest it, as issued on the Policy Date or as reinstated, for any reason except fraud, subject to applicable laws in the State of Issue.

Continued on next page
ICC24-NWLA-661	Page 8	[(05/2024)(001)]

We also have the right to contest the validity of any Policy change or reinstatement based on material misstatements made in any application for that change or reinstatement. After any amendment, endorsement, rider, or Specified Amount increase requiring evidence of insurability has been In Force during the lifetime of the Surviving Insured for two years from its effective date or a reinstatement date, we will not contest it for any reason except fraud, subject to applicable laws in the State of Issue.

Misstatement of Age or Sex

If the age or sex of either Insured has been misstated, payments and benefits under this Policy will be adjusted as follows:

1.

if either Insured is alive, all affected Policy values will be adjusted to reflect the monthly deductions and other charges using the correct ages and sexes of the Insureds from the Policy Date to the date of correction. Future monthly deductions and charges will be based on the correct ages and sexes; or

2.

if both Insureds have died, we will adjust the death benefit. The death benefit will be adjusted according to the formula: the total of (a) multiplied by (b) for each segment of coverage added together, plus (c) where:

a.	is the Net Amount At Risk for each segment of coverage, respectively, on the date of the Insured’s death without adjustment for the correct ages and sexes;

b.

is the ratio of the monthly cost of insurance deducted on the Policy Monthaversary immediately preceding the Surviving Insured’s death for each segment of coverage, respectively, without adjustment for the correct ages and sexes and the monthly cost of insurance that would have been deducted for each segment of coverage, respectively, using the correct age and sex on that same Policy Monthaversary; and

c.	is the Cash Value on the date of the Surviving Insured’s death without adjustment for the correct ages and sexes.

Postponement of Payments

Variable Accounts

We have the right to suspend or delay the date of any Surrender, transfer, or Policy loan from the Variable Accounts for any period when:

1.	the New York Stock Exchange is closed;

2.	when trading on the New York Stock Exchange is restricted;

3.

when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts; or

4.	during any other period when the SEC by order permits a suspension of Surrenders for the protection of security holders.

Rules and regulations of the SEC may govern as to whether certain conditions set forth in the preceding paragraphs exist.

General Account

We have the right to delay any Surrender, transfer, or Policy loan from the Fixed Account for a period permitted by law, but not longer than six months after it is requested.

Assignment

You may be able to assign some or all of your rights under this Policy, except as restricted by applicable law or regulation. Assignments must be made in writing and signed by you. Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is recorded. An assignment will not be recorded until we have received sufficient and clear written direction from you on how rights under this Policy are to be divided.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our recording of the assignment.

Continued on next page
ICC24-NWLA-661	Page 9	[(05/2024)(001)]

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office and received by us before we can take any action. No instructions are effective until received and recorded by us at our Home Office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated. We only accept instructions in writing using a traditional hard-copy format, but upon mutual agreement between you and us, we will consent to the acceptance of other methods of delivering instructions such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain instructions, such as changes in named parties, authorization of third-parties to act on your behalf, requests to terminate coverage, requests for Surrender, requests for a Policy loan, requests to exchange this Policy for another plan of insurance, requests for Settlement, transfers among the Sub-Accounts of the Variable Account, allocation of future Net Premium, or claims for Death Benefit Proceeds, we may require that the request be completed on a form we provide.

We may require a signature guarantee from a member firm of a recognized domestic stock exchange or a financial institution that is a member of the Federal Deposit Insurance Corporation for Surrender, partial Surrender, Settlement, or change in ownership of this Policy.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

Reports

While this Policy is In Force, we will send a report to your last known address at least once every year free of charge. The report will show the beginning and end dates of the report period, the Policy’s current Specified Amount, Cash Value at the beginning and end of the report period, Cash Surrender Value at the end of the report period, amounts added to or deducted from the Cash Value during the report period, Death Benefit Proceeds at the end of the report period, and any outstanding Indebtedness at the end of the report period.

The information contained in the report will be current as of a date not more than four months prior to the date of mailing. The report will also include a notice informing the Policy Owner if the Policy’s Cash Surrender Value is such that it will not maintain the Policy In Force until the end of the next reporting period, and any other information required by applicable federal and/or state laws and regulations.

Projection of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary upon your written request. One projection per Policy Year will be provided free of charge. A service fee may be assessed for additional projections requested during the same Policy Year. If a service fee is charged it will not exceed the Maximum Service Fee stated in the Policy Specification Pages. Refer to the Service Fee section for additional information.

Internal Revenue Code Life Insurance Qualification Test

This Policy has been designed to satisfy the definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended. The life insurance qualification test elected at the time of application is stated in the Policy Specification Pages and will determine the minimum required death benefit and Premium limitations of this Policy. You may not change the life insurance qualification test on or after the Policy Date. We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail at any time to qualify as life insurance under the applicable tax law. This includes changing the Specified Amount, the death benefit option, and the amount of any requested partial Surrender. We also have the right to change your Policy, to require loan repayments, and/or to make distributions from your Policy to the extent necessary for it to continue to qualify as life insurance. Any distributions under this section will be processed in the same order as described in the Monthly Deductions section of this Policy.

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

This Policy may be issued as or become Modified Endowment Contract (“MEC”) under Section 7702A of the Internal Revenue Code, as amended. We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC. We will only permit your Policy to be issued as or become a MEC only if you authorize it in writing.

Continued on next page
ICC24-NWLA-661	Page 10	[(05/2024)(001)]

Otherwise, the requested action will be rejected and/or any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year, or, if there is a material change, contract year as defined by the Internal Revenue Code, in which it was received.

If your Policy becomes a MEC, you may have adverse income tax consequences if:

1.	you request and receive a full or partial Surrender after your Policy becomes a MEC;

2.	it is later exchanged into another policy;

3.	a loan is taken from the Policy;

4.	any portion of the Policy is assigned; or

5.	monthly cost of insurance charges for certain riders are deducted.

Nationwide and its representatives do not provide tax advice. Please consult your tax advisor to determine any tax implications.

Conformity with Interstate Insurance Product Regulation Commission Standards

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy that on the provision’s effective date is in conflict with the Interstate Insurance Product Regulation Commission standards for this product type is hereby amended to conform to the Interstate Insurance Product Regulation Commission standards for this product type as of the provision’s effective date.

PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio. In exchange for payment of Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds upon the death of the Surviving Insured while this Policy is In Force.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy while it is In Force. If you die before the Surviving Insured, your estate becomes the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Surviving Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signatures of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner of this Policy at any time while it is In Force. If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die while the Policy is In Force.

The Insureds

The Insureds are the persons upon whose lives this Policy is issued. You may not change the Insureds.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision.

Unless you direct otherwise, the following will apply:

1.	if more than one Beneficiary survives the Surviving Insured, each will share equally in any right to receive the Death Benefit Proceeds;

2.

if no Beneficiary survives the Surviving Insured and there is more than one Contingent Beneficiary that survives the Surviving Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

3.	if no Beneficiary or Contingent Beneficiary is named or none survives the Surviving Insured, then you or your estate is entitled to receive the Death Benefit Proceeds.

Continued on next page
ICC24-NWLA-661	Page 11	[(05/2024)(001)]

Changes of Named Parties and Interests

While this Policy is In Force, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable or as restricted by applicable law or regulation, by providing us proper notice in the proper format, as provided in the Instructions section of the General Policy Provision. A party designated as irrevocable may only be changed with that party’s written consent.

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date the instruction is signed, unless otherwise specified by you; however, we are not liable for any actions taken or payments made until the change is received and recorded at our Home Office.

PREMIUM PAYMENT PROVISION

This Policy provides for flexible Premium payments, subject to the following:

1.	you must pay at least the Minimum Initial Premium amount stated in the Policy Specification Pages to put the Policy In Force;

2.

payment of additional Premium is not required as long as the Cash Surrender Value is sufficient to pay all monthly deductions, including any monthly charges for any elected riders, or the requirements of the No-Lapse Guarantee Policy Continuation section are met;

3.	any additional Premium payment after the Initial Premium Investment Date must be at least the Minimum Additional Premium amount stated in the Policy Specification Pages;

4.	we reserve the right to require satisfactory evidence of insurability before accepting any Premium that would result in an increase of the Net Amount At Risk;

5.

payment of Premium is subject to the limitations under Section 7702 of the Internal Revenue Code, as amended. We will refuse or refund any Premium that will, in our reasonable belief under applicable law, cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended; and

6.	Premium will no longer be accepted on or after the Policy Anniversary on which the younger Insured reaches, or would have reached Attained Age 120, except as necessary to keep the Policy In Force.

Initial Premium

The Minimum Initial Premium must be paid while both Insureds are alive. Coverage under this Policy will not become effective until at least the Minimum Initial Premium is paid. If this Policy is in your possession and you have not paid at least the Minimum Initial Premium, your Policy is not In Force.

The actual initial Premium you pay may be, but is not required to be, greater than the Minimum Initial Premium, subject to the limits described above. The initial Premium is applied on the Initial Premium Investment Date. Any due and unpaid monthly deductions between the Policy Date and the Initial Premium Investment Date will be deducted from the Cash Value at this time. You may pay the initial Premium to us in advance at our Home Office or to our authorized agent or representative.

Additional Premium

Premium payments after the initial Premium may be paid at any time while this Policy is In Force, subject to the limits described above. We may increase the Minimum Additional Premium amount upon providing you ninety days written notice. All Premium after the initial Premium is payable at our Home Office.

Planned Premium

Your planned Premium payment and planned Premium payment frequency are selected by you and tell us the amount of Premium you intend to pay, and how frequently. The Planned Premium Payment at Issue and Planned Premium Payment Frequency at Issue selected by you at the time of application are stated in the Policy Specification Pages. You may change the amount and frequency of Premium payments at any time after the first Policy Monthaversary, but those changes will not be reflected in your Policy Specification Pages.

You are not required to pay the planned Premium payment and your Policy may lapse even if you do; however, failure to pay Premium as planned may increase the possibility of Policy lapse.

Continued on next page
ICC24-NWLA-661	Page 12	[(05/2024)(001)]

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess under this Policy. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Policy.

After the Policy Date, Current Scale charges and charge rates are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale charges and charge rates will never exceed your Policy’s guaranteed maximum charges and charge rates. The guaranteed maximum charge rates or charge rates used to determine the Policy Charges and any applicable guaranteed maximum duration are stated in the Policy Specification Pages.

Current Scale charge rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Those charge rates that are expressed as a table that include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases, are not changes to charge rates as described in the Changes in Policy Cost factors section of the Policy. The Current Scale, including tables of the Current Scale for future Policy Years, is available upon request according to the terms of the Projection of Benefits and Values section of the Policy.

The Current Scale Policy charges and charge rates and guaranteed maximum Policy charges and charge rates may be affected by changes to this Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, rate type, and death benefit option changes. The new Policy charges and charge rates will apply from the effective date of any change to the Policy. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage and any applicable changes to the guaranteed maximum Policy charges and charge rates.

Percent of Premium Charge

We deduct a percent of Premium charge from each Premium applied to this Policy. The percent of Premium charge is calculated by multiplying the percent of Premium charge rate by the dollar amount of Premium received.

The percent of Premium charge rate may vary by the length of time since the Policy Date, the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra ratings, the Policy’s Specified Amount and coverage provided by any elected riders, and Premium paid.

The Current Scale percent of Premium charge rate is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale percent of Premium charge rates will never exceed the Guaranteed Maximum Percent of Premium Charge Rate stated in the Policy Specification Pages.

Monthly Deductions

The following is a list of the charges deducted from the Cash Value of your Policy on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter while this Policy is In Force. If the first Premium is paid after the Policy Date, we will deduct an amount equal to the monthly deductions due on the Policy Date and each Policy Monthaversary between the Policy Date and the Initial Premium Investment Date on the Initial Premium Investment Date. If a Policy Monthaversary occurs on a date other than a Valuation Date, any charges described in the sections below normally taken on a Policy Monthaversary will be taken on the next Valuation Date.

The monthly deduction for each Policy Monthaversary will be the sum of:

1.	the percent of Sub-Account value charge;

2.	the monthly cost of insurance per $1,000 of Net Amount At Risk charge;

3.	the monthly per $1,000 of Specified Amount charge;

4.	the monthly per Policy charge; and

5.	the monthly cost of any elected optional riders.

The charges listed in items 1., 2., 3. and 4. above are detailed in this section. The monthly charges for item 5., any elected optional riders, is described in the respective rider form.

Except for the percent of Sub-Account value charge, monthly deductions will be taken in the following order, unless Directed Monthly Deductions are elected:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted.

The percent of Sub-Account value charge is only deducted from Cash Value allocated to the Variable Account and is deducted proportionally from each Sub-Account in which you are invested, unless Directed Monthly Deductions are elected.

Continued on next page
ICC24-NWLA-661	Page 13	[(05/2024)(001)]

Percent of Sub-Account Value Charge

This charge is calculated by multiplying Cash Value in the Variable Account by the applicable percent of Sub-Account value charge rate.

The percent of Sub-Account value charge rate may vary by the amount of Cash Value allocated to the Sub-Accounts in the Variable Account and the length of time the Policy has been In Force.

The Current Scale percent of Sub-Account value charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, the Current Scale percent of Sub-Account value charge rates will never exceed the Guaranteed Maximum Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate cost of insurance rates are used to calculate the monthly cost of insurance for each segment of coverage.

The monthly cost of insurance per $1,000 of Net Amount at Risk charge for each segment of coverage is calculated by multiplying its associated Net Amount At Risk by the applicable cost of insurance rate and dividing the result by $1,000. It is possible for different rate classes, rate types, rate class multiples, and any monthly flat extra ratings to apply to the initial Specified Amount and each increase in Specified Amount. A description of how the Net Amount At Risk is allocated among the initial Specified Amount and each increase in Specified Amount is provided in the Net Amount At Risk section.

The monthly cost of insurance per $1,000 of Net Amount at Risk rates for each segment of coverage may vary by the Insureds’ Issue Ages, Attained Ages, sexes, the most recent rate classes, rate types, rate class multiples and any monthly flat extra ratings for each segment of coverage, death benefit option in effect, Cash Value, length of time since the Policy Date or effective date of a Specified Amount increase, and the base Policy’s total Specified Amount at the time the charge is assessed.

The Current Scale rates used to calculate the monthly cost of insurance per $1,000 of Net Amount At Risk charges are determined by us. Current Scale monthly cost of insurance rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Current Scale monthly cost of insurance rates expressed as a table that includes charge rates for future Policy Years that generally increase as the Insureds’ Attained Ages increase are not changes to the Current Scale as described in the Changes in Policy Cost Factors section of this Policy. A table of Current Scale monthly cost of insurance charge rates for future Policy Years is available upon request according to the terms of the Projection of Benefits and Values section of this policy.

Current Scale monthly cost of insurance rates are also subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale cost of insurance rates will never exceed the maximum rates applicable to each segment of coverage stated in a Table of Guaranteed Maximum Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge Rates in the Policy Specification Pages. Policy Specification Pages will be issued with an additional table of rates for each Specified Amount increase.

Net Amount At Risk

Each segment of coverage will have a separate Net Amount At Risk. On any Policy Monthaversary, the Net Amount At Risk for a segment of coverage is the death benefit for that segment of coverage minus the Cash Value attributed to that segment of coverage on that Policy Monthaversary before deduction of the Policy and rider monthly cost of insurance charges based on Net Amount At Risk, but after deduction of monthly charges for any other riders and any other charges. On any other day, the Net Amount At Risk is the death benefit for a segment of coverage, minus the Cash Value attributed to that segment of coverage.

For purposes of calculating the Net Amount At Risk:

1.	the death benefit is determined as if the Surviving Insured had died on the date of calculation;

2.

the Cash Value will first be attributed to the base Policy’s Specified Amount segment of coverage in effect on the Policy Date. If Cash Value exceeds the death benefit associated with the initial Specified Amount, described in item 3., it will then be considered a part of any Specified Amount increase segments of coverage in the order the increases became effective;

3.	the death benefit will be attributed to segments of coverage as follows:

a.	Death Benefit Option 1 – the death benefit is allocated proportionally among the base Policy segments of coverage based on the percentage of the base Policy’s Specified Amount each represents;

Continued on next page
ICC24-NWLA-661	Page 14	[(05/2024)(001)]

b.	Death Benefit Option 2 – the death benefit is allocated as follows:

i.	to the Specified Amount segment of coverage in effect on the Policy Date in an amount equal to the greater of that Specified Amount; or that Specified Amount, plus the Policy’s Cash Value;

ii.	to all other base Policy Specified Amount increase segments in an amount equal to each increase respectively; then

iii.	to all base Policy Specified Amount segments of coverage proportionally based on the percentage of the base Policy Specified Amount each segment represents.

Monthly Per $1,000 of Specified Amount Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate monthly per $1,000 of Specified Amount charge rates are used to calculate the monthly per $1,000 of Specified Amount charges for each segment of coverage.

The monthly per $1,000 of Specified Amount charge is calculated by multiplying the original Specified Amount of each segment of coverage by the applicable rate determined by us, divided by $1,000. Decreasing a segment of coverage will not decrease the applicable monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates for each segment of coverage may vary by the length of time since the Policy Date, the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples and any monthly flat extra ratings, death benefit option in effect, the base Policy’s total Specified Amount, and the segment’s Specified Amount on the date the segment of coverage becomes effective. Decreasing a segment of coverage will not decrease the monthly per $1,000 of Specified Amount charge.

The Current Scale monthly per $1,000 of Specified Amount charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale monthly per $1,000 of Specified Amount charge rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rates stated in the Policy Specification Pages.

Monthly Per Policy Charge

This charge is a flat dollar amount.

This Current Scale monthly per Policy charge is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, the Current Scale monthly per Policy charge will never exceed the Guaranteed Maximum Monthly Per Policy Charge stated in the Policy Specification Pages.

Surrender Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Surrender charges are calculated separately for each segment of coverage, except increases due to a change of death benefit option. The surrender charge for each segment of coverage may vary by the Insureds’ Attained Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra ratings, the segment’s Specified Amount on the Policy Date or date an increase segment becomes effective, and length of time a segment has been in effect. The table of Guaranteed Maximum Surrender Charges in the Policy Specification Pages shows the guaranteed maximum surrender charge, assuming a full Surrender for the segment of coverage based on the length of time it has been in effect. An additional table will be provided for each Specified Amount increase.

For purposes of determining the applicable surrender charge, requested Specified Amount decreases are treated as coming from the most recent Specified Amount increase first, then from the next most recent Specified Amount increase, and so forth. The Specified Amount in effect on the Policy Date is reduced last. The applicable surrender charge is deducted from the Cash Value of your Policy at the time any of the following occur:

1.	a lapse or a complete Surrender of the Policy; or

2.	a requested decrease of the Specified Amount.

No surrender charge is deducted at the time of a death benefit option change or a partial Surrender even if the death benefit option change or the partial Surrender of a segment of coverage under the Policy results in the decrease of one or more segments of the Specified Amount. Surrender charges attributable to Specified Amount decreases resulting from partial Surrenders and/or death benefit option changes are deferred and continue to reduce over time. If the Policy is subsequently terminated by a complete Surrender or lapse, the full surrender charge in effect at that time, including any deferred amounts, will be deducted.

In the event of a lapse or complete Surrender of the Policy the surrender charge will be the sum of the Surrender charges in effect for each respective segment in the Policy Year in which it occurs, including any deferred surrender charge resulting from partial Surrenders and/or death benefit option changes.

Continued on next page
ICC24-NWLA-661	Page 15	[(05/2024)(001)]

For partial decreases of the Specified Amount, the Surrender charge for each impacted segment, respectively, is equal to:

1.	the original Surrender charge in effect for a segment for the Policy Year in which the partial decrease occurs; multiplied by,

2.	the decrease in that segment’s Specified Amount divided by the segment’s Specified Amount on the date it became effective, i.e. without regard to any prior increases or decreases.

The surrender charge for a requested partial decrease of the Specified Amount will be deducted from the Cash Value in the same order as described in the Monthly Deductions section.

Policy Loan Interest Charge

Loan interest is a charge on Indebtedness. Loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order as described in the Monthly Deductions section. Current Scale loan interest charged rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section; however, Current Scale loan interest charged rates will never exceed the Guaranteed Maximum Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

Partial Surrender Fee

We may assess a partial Surrender fee. If assessed, the partial Surrender fee will be deducted from the partial Surrender amount requested. Partial Surrender fees are determined by us. However, any partial Surrender fee assessed will not exceed the Maximum Partial Surrender Fee stated in the Policy Specification Pages.

Service Fees

We may assess a fee to cover the administrative cost of providing services including, but not limited to, processing duplicate Policy requests, Policy loans, and requests for projections of benefits and values, statements, and reports. Service fees must be paid at the time the service is requested, they will not be deducted from the Policy. Service fees are determined by us. However, any service fee will never exceed the Maximum Service Fee stated in the Policy Specification Pages.

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION

Policy Coverage

This Policy remains In Force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly deductions and other charges we assess. Otherwise, your Policy will lapse, subject to the Policy Continuation section and the Grace Period section.

Policy Continuation

Insurance coverage under your Policy and any benefits provided by any elected optional riders will be continued In Force as long as one of the following conditions is met:

1.	the Cash Surrender Value of your Policy on each Policy Monthaversary is sufficient to pay the charges listed in the Monthly Deduction section of the Policy Charges and Deductions Provision;

2.	the requirements of the No-Lapse Guarantee Policy Continuation section are met; or

3.	the Policy is in a grace period.

If Premium payments are not made and the requirements of 1. or 2. above are not met, your Policy will enter a grace period. If the Premium requirements described in the Grace Period section are not met during the grace period, your Policy will lapse and all coverage will end, subject to the Reinstatement section.

This section will not continue your Policy beyond the Maturity Date, date of a lapse, nor continue any rider beyond the date of its termination, as provided in such rider.

No-Lapse Guarantee Policy Continuation

If the Cash Surrender Value of your Policy is not sufficient to pay the monthly deductions described in the Policy Charges and Deductions Provision on any Policy Monthaversary, your Policy will not enter a grace period or lapse if the following requirements are met:

1.	the Policy is within the No-Lapse Guarantee Period stated in the Policy Specification Pages; and

2.	a. is greater than or equal to b. where:

a.	is the sum of all Premiums paid to date; minus

i.	any partial Surrenders, including any partial Surrender fees;

Continued on next page
ICC24-NWLA-661	Page 16	[(05/2024)(001)]

ii.	any returned Premium;

iii.	and any Indebtedness; and

b.	is the sum of the No-Lapse Guarantee Monthly Premium in effect for each respective month completed since the Policy Date through the current Policy Monthaversary, including any period of lapse.

If (a) is less than (b), or the No-Lapse Guarantee Period has ended, the benefit provided under this section is not in effect and will not prevent this Policy from entering a grace period or lapsing.

The No-Lapse Guarantee Monthly Premium is only used for purposes of this section. You are not required to make any scheduled Premium payments. However, your Policy may lapse if you do not pay sufficient Premium to cover the monthly deductions and other Policy charges or meet the requirements of this section.

The No-Lapse Guarantee Monthly Premium may be affected by changes in your Policy. A new No-Lapse Guarantee Monthly Premium will apply from the effective date of certain changes to this Policy including requested Specified Amount increases, rider additions and coverage increases. However, the No-Lapse Guarantee Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, partial Surrenders, or death benefit option changes resulting in Specified Amount increases or decreases. Changes to the Policy do not cause the No-Lapse Guarantee Period to begin again.

If your Policy is being kept In Force by this No-Lapse Guarantee Policy Continuation section, the Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued.

As a consequence, the Cash Surrender Value at the end of the No-Lapse Guarantee Period may be insufficient to keep the Policy In Force unless additional Premium is paid.

If your Policy lapses during the No-Lapse Guarantee Period and is subsequently reinstated, the No-Lapse Guarantee Policy Continuation feature will also be reinstated, but only if the reinstatement occurs within the No-Lapse Guarantee Period.

Grace Period

If the Cash Surrender Value on a Policy Monthaversary is not sufficient to pay the current monthly deduction and other charges described in the Policy Charges and Deductions Provision, and the requirements of the No-Lapse Guarantee Policy Continuation section are not met, this Policy will enter a grace period.

When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy’s lapse pending status and the amount of Premium you must pay to keep this Policy In Force. If your Policy enters a grace period during the No-Lapse Guarantee Period, the lapse pending notice we send you will include the Premium amount required to maintain your Policy under the No-Lapse Guarantee Policy Continuation section as well as the amount required by the Grace Period section.

You may prevent this Policy from lapsing by paying:

1.	the lesser of:

a.	Net Premium sufficient to pay the monthly deductions and other Policy charges due during the grace period, plus any amount necessary to increase the Cash Surrender Value to zero; or

b.	during the No-Lapse Guarantee Period, Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section; plus

2.	Premium projected to keep the Policy In Force for three additional months.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force. You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Surviving Insured dies during a grace period, we will pay the Death Benefit Proceeds, subject to the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision, and any adjustments for attached riders and endorsements.

Lapse

If you do not pay at least the required Premium payment amount by the end of a grace period, this Policy will lapse. If your Policy lapses, any applicable surrender charge will be deducted from the Policy’s Cash Value. When a lapse occurs, all coverage under this Policy and any elected optional riders will terminate, subject to the Reinstatement section.

Continued on next page
ICC24-NWLA-661	Page 17	[(05/2024)(001)]

Reinstatement

If your Policy lapses at the end of a grace period, it may be reinstated subject to all of the following:

1.	it has not been surrendered for its Cash Surrender Value;

2.	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

3.	we may require you to provide new evidence of insurability satisfactory to us that the Insureds are insurable in the same rate classes and rate types as when the Policy was issued;

4.	you repay or reinstate any Indebtedness against your Policy that existed at the end of the grace period. No interest will be charged on any Indebtedness during the period of lapse.

5.	the Cash Value on the date of reinstatement, but prior to applying any Premium or Policy loan repayments, will equal the lesser of:

a.	the Cash Value at the end of the most recent grace period; or

b.

the amount of any reinstated Indebtedness at the end of the grace period, plus the applicable surrender charge stated in the Policy Specification Pages for the Policy Year in which the Policy is reinstated.

6.	your Policy either:

a.	is reinstated during the No-Lapse Guarantee Period and you pay the lesser of:

i.	the amount of Premium required to satisfy the No-Lapse Guarantee Policy Continuation section up to and including the reinstatement date; and

ii.

Net Premium sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Net Premium sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Value, minus any Indebtedness and any surrender charge, to zero; or

b.

is reinstated after the No-Lapse Guarantee Period and you pay Net Premium sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Net Premium sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Value, minus any Indebtedness and any surrender charge, to zero; and

7.	in addition to the Premium payment required by item 6. and any other charges due, you pay Net Premium projected to keep the Policy In Force for three months from the date of reinstatement.

You may, but are not required to, pay more than the minimum Premium amount required for reinstatement. Unless you request otherwise, all amounts will be allocated based on your most recent allocation instructions in effect at the time of lapse.

The effective date of a reinstated Policy will be the Policy Monthaversary on or next following the date we approve the application for reinstatement and receive the required Premium.

When your Policy is reinstated, a new two-year contestable period will apply with respect to statements you make in the application for reinstatement. After this Policy is In Force for two years from a reinstatement date, we will not contest it for any reason, except for fraud in the procurement of the reinstated Policy when permitted by applicable law in the State of Issue. The Suicide section will apply for a period that shall not exceed two years from the day of reinstatement, or any shorter period as may be required by state law.

All reinstated Cash Value in excess of reinstated Indebtedness attributable to reinstated Policy loans is treated as Net Premium. Cash Value equal to any reinstated Indebtedness will be applied to the Policy Loan Account.

Current charges and charges past due from the most recent grace period will be deducted upon application of the Premium paid to reinstate your Policy.

The surrender charge for your Policy will continue to be based on the Policy Date and the effective dates of any Specified Amount increases.

Continued on next page
ICC24-NWLA-661	Page 18	[(05/2024)(001)]

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio. The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses. We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts. The available Sub-Accounts as of the Policy Date are listed in the Policy Specification Pages. The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

Cash Value in the Variable Account

The Cash Value of this Policy attributable to your interest in the Variable Account, is determined on each Valuation Date.

The Cash Value of this Policy attributable to the Variable Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Accounts minus monthly deductions and other Policy charges we assess.

The Cash Value of this Policy attributable to the Variable Account on each subsequent Valuation Date is equal to the number of Accumulation Units of each Sub-Account owned under your Policy on the current Valuation Date multiplied by each Sub-Account’s Accumulation Unit value.

Number of Accumulation Units

The number of Accumulation Units owned in a Sub-Account under your Policy is determined as follows:

1.	the number of Accumulation Units owned in the Sub-Account on the preceding Valuation Date; plus

2.	any Accumulation Units purchased by Net Premium or transfers of Cash Value to the Sub-Account on the current Valuation Date; minus

3.	any Accumulation Units cancelled by Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

4.	any Accumulation Units cancelled by monthly deductions and other charges that are due on the current Valuation Date and assessed against the Sub-Account.

The number of Accumulation Units purchased or cancelled on a Valuation Date is determined by:

1.	taking the dollar value of the purchase or cancellation; and

2.	dividing it by the Accumulation Unit value of the Sub-Account on that Valuation Date.

Accumulation Units of a Sub-Account are purchased on a given Valuation Date by Net Premium allocations or transfers of Cash Value into the Sub-Account. Accumulation Units of a Sub-Account on a given Valuation Date are cancelled by any Surrenders, Policy loans, and/or transfers to other Sub-Accounts, the Fixed Account, or monthly deductions and other charges described in the Policy Charges and Deductions Provision.

Determining the Accumulation Unit Value of a Sub-Account

Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

Continued on next page
ICC24-NWLA-661	Page 19	[(05/2024)(001)]

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option. Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

On each day after a Sub-Account is established, the investment performance of a Sub-Account is determined by the net investment factor. The net investment factor is calculated as follows:

1.

the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option, plus or minus, any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; divided by

2.	the net asset value of the underlying investment option determined as of the preceding Valuation Date.

When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than one, the Accumulation Unit value increases. If the net investment factor is less than one, the Accumulation Unit value decreases.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change. Nothing contained in this Policy will prevent the Variable Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. If changes are made to the investment policy of a Variable Account, we will first seek any required approval from the SEC, the Ohio Department of Insurance, and the Department of Insurance of the State of Issue and provide you with any required notice of the change.

GENERAL ACCOUNT PROVISION

We offer an interest crediting option funded by our General Account, the Fixed Account.

The Cash Value of this Policy attributable to the General Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Fixed Account minus any monthly deductions and other Policy charges assessed.

The Fixed Account

Determining the Fixed Account Value

The Fixed Account value is zero unless some or all of the Net Premium is allocated and/or Cash Value is transferred to the Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period.

Continued on next page
ICC24-NWLA-661	Page 20	[(05/2024)(001)]

Any Net Premium allocated to and/or Cash Value transferred to the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. Current Scale Fixed Account crediting rates are determined by us and are subject to change as described in the Changes in the Policy Cost Factors section of this Policy. However, the Current Scale Fixed Account interest crediting rate will never be lower than the Fixed Account’s Guaranteed Minimum Interest Crediting Rate stated in the Policy Specification Pages. Interest in excess of the guaranteed minimum rate may be credited. The Current Scale interest rate in effect at the time Net Premium is allocated to and/or Cash Value transferred to the Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made. Thereafter, any excess interest rates declared will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the insurance department of the State of Issue.

ALLOCATIONS AND TRANSFERS PROVISION

In addition to allocating your Net Premium to one or more Sub-Accounts in the Variable Account, you may also direct all or part of your Net Premium into the Fixed Account, subject to the conditions described in the Allocations and Transfers Provision.

Allocation and transfer instructions must be stated in non-fractional percentages, for example, 10%, but not 10.4%. Allocations among the Sub-Accounts in the Variable Account and the Fixed Account must add up to 100%. Only one investment model may be selected, on a form provided by Nationwide, and 100% of the Net Premium will be allocated to the model.

Allocations

You may allocate Net Premium to one or more Sub-Accounts in the Variable Account and the Fixed Account, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

You may change how future Net Premium will be allocated at any time while this Policy is In Force by notifying us in writing at our Home Office.

Transfers

Right to Transfer Cash Value

You may transfer Cash Value to and from the Sub-Accounts in the Variable Account and the Fixed Account without penalty, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Our failure to exercise our rights, or to take action in any one or more instances, with respect to these restrictions under this section are not a waiver of our rights.

Allocation and Transfer Restrictions

Variable Account Restrictions

Generally, we permit transfers of Cash Value among the Sub-Accounts in the Variable Account to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts in the Variable Account to protect all of our policy owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options. We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of requested transfers and/or the amount of Cash Value transferred to or from, the Fixed Account as follows:

1.	we may refuse Premium allocations to the Fixed Account if the Cash Value allocated to the Fixed Account is, or as a result would become, greater than or equal to 50% of the Policy’s Cash Value;

2.	we may refuse transfers to the Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Fixed Account;

3.

we may limit transfers out of the Fixed Account in any Policy Year, to 25% of the Cash Value allocated to the Fixed Account as of the end of the previous Policy Year. Transfers out of the Fixed Account will be on a last-in, first-out basis;

4.	we may restrict transfers into the Fixed Account to 25% of the Cash Value as of close of business of the prior Valuation Date; and

5.	we may refuse transfers into the Fixed Account if the Cash Value allocated to the Fixed Account value is, or as a result would become, greater than or equal to 30% of the Cash Value.

Continued on next page
ICC24-NWLA-661	Page 21	[(05/2024)(001)]

POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy are not less than the minimum values and benefits required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy at any time other than on a Policy Anniversary, will be calculated with allowance for time from the last Policy Anniversary.

The insurance coverage provided by this Policy and any riders and/or endorsements are subject to the claims paying ability of our General Account.

Basis of Computations

A detailed statement of the method we use to compute Cash Surrender Values under your Policy has been filed with the Interstate Insurance Product Regulation Commission.

Right of Conversion

Within twenty-four months of the Policy Date, you may elect by written request to transfer 100% of your Cash Value allocated to the Variable Account into the Fixed Account without regard to any restrictions otherwise applicable to such transfers. The following will apply to the Policy upon conversion:

1.	the Policy will be a universal life insurance contract from the date of conversion;

2.	the Variable Account will no longer be available; and

3.

the incontestability and suicide periods attributable to the coverage converted will run from the original Policy Date. If coverage changes for which evidence of insurability is required are made during or after conversion, new contestability and suicide periods will apply to that coverage.

This election is irrevocable.

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the Insured’s death. All coverage under this Policy and any elected rider ends on the date we receive your written Surrender request.

To request a complete Surrender, you must submit a written request for Surrender, on a form we provide, to our Home Office. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender. The Cash Surrender Value will be paid in cash or according to a Settlement option you elect.

We reserve the right to defer the payment of the Cash Surrender Value as described in the Postponement of Payments section.

Partial Surrenders

Taking partial Surrenders may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse.

A partial Surrender may be taken at any time after the first Policy Year while this Policy is In Force. You must submit your request for a partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

We reserve the right to limit the number of partial Surrenders in a Policy Year to one. We reserve the right to deduct a fee from the partial Surrender amount. The Maximum Partial Surrender Fee is stated in the Policy Specification Pages. The fee imposed on a partial Surrender will not reduce the full surrender charge applicable to this Policy. The effective date of any partial Surrender will be the date we approve your request. We reserve the right to defer the payment of a partial Surrender as described in the Postponement of Payments section.

Unless you request processing from a single Sub-Account in the Variable Account or the Fixed Account, when a partial Surrender is taken we will reduce the Cash Value, including any fee, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted.

If you elect processing from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested partial Surrender amount, the remainder of the partial Surrender will be processed as described above.

Continued on next page
ICC24-NWLA-661	Page 22	[(05/2024)(001)]

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount At Risk. However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance coverage in the following order:

1.	insurance provided by the most recent Specified Amount increase;

2.	insurance provided by the next most recent Specified Amount increases successively; then

3.	insurance provided by the Specified Amount in effect on the Policy Date.

The amount of any partial Surrender is subject to the following conditions:

1.	the Minimum Partial Surrender amount permitted is stated in the Policy Specification Pages;

2.	during all Policy Years, the maximum partial Surrender amount permitted is the Cash Surrender Value minus the greater of $500 or the sum of the next three monthly deductions;

3.

during Policy Years two through ten, the sum of all partial Surrenders in a Policy Year is further limited to a maximum of 20% of the Cash Surrender Value as of the beginning of that Policy Year. For purposes of this limit, the Cash Surrender Value will be determined prior to the application of any payments and deduction of any charges, and after the aging of any applicable surrender charges;

4.	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages; and

5.

a partial Surrender will not be permitted if, in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section  7702 of the Internal Revenue Code, as amended, at any time.

Policy Loans

Taking Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse.

You may request a loan at any time while your Policy is In Force. You must submit a written request on a form we provide. The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. We have the right to defer making a Policy loan as described in the Postponement of Payments section. The Policy loan date is the date we process your loan request.

Maximum and Minimum Loans and Indebtedness

The Minimum Policy Loan Amount is stated on the Policy Specification Pages. We will not permit any Policy loan that results in total Indebtedness, as of the date a Policy loan is requested, that is greater than:

1.	90% of the Cash Value attributable to the Sub-Accounts; plus

2.	100% of the Cash Value attributable to the Fixed Account; plus

3.	100% of the Cash Value in the Policy Loan Account; minus

4.	100% of the surrender charge.

Processing a Loan

If a requested Policy loan meets the requirements described in this section, Indebtedness is created. Unless you request transfer from a single Sub-Account in the Variable Account or the Fixed Account, the requested Policy loan amount will be transferred into the Policy Loan Account, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted.

If you elect transfer from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested Policy loan amount, the remainder of the Policy loan will be transferred as described above.

Cash Value in the Policy Loan Account

There is no Cash Value in the Policy Loan Account unless you take a Policy loan. When a Policy loan is taken, the Cash Value in the Policy Loan Account on the date of the Policy loan is equal to the amount of the Policy loan. On each subsequent Valuation Date, the Cash Value in the Policy Loan Account is equal to:

1.	the Cash Value in the Policy Loan Account on the preceding Valuation Date; plus

2.	any interest credited during the current Valuation Period; plus

3.	any amount transferred to the Policy Loan Account due to additional Policy loans and any due and unpaid loan interest during the current Valuation Period; minus

Continued on next page
ICC24-NWLA-661	Page 23	[(05/2024)(001)]

4.	Policy loan repayments made during the current Valuation Period; minus

5.	the amount of credited interest transferred from the Policy Loan Account to the Variable Account, and Fixed Account during the current Valuation Period.

Policy Loan Interest

Current Scale Policy loan interest rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the rates will never be lower than the Guaranteed Minimum Policy Loan Interest Credited Rate or higher than the Guaranteed Maximum Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

The Guaranteed Minimum Policy Loan Interest Credited Rate and the Guaranteed Maximum Policy Loan Interest Charged Rate are stated in the Policy Specification Pages. We may credit interest at a higher rate than the stated minimum rate, and we may charge interest at a lower rate than the stated maximum rate.

Policy loan interest credited and Policy loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Policy loan is requested and made;

3.	at the time of a Policy loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Surviving Insured.

Whenever one of the above events occurs, an amount equal to the accrued Policy loan interest credited is transferred from the Policy Loan Account to the Variable Account and Fixed Account based on your then current instructions for the allocation of Net Premium. At the same time, an amount equal to the accrued loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order described in the Processing a Loan section.

Loan Repayment

All or part of the Indebtedness may be repaid to us at any time while this Policy is In Force. Any payment intended as a Policy loan repayment, rather than a Premium payment, must be identified as such. Each Policy loan repayment must be at least equal to the Minimum Loan Repayment stated in the Policy Specification Pages.

If any Indebtedness is not repaid by the earlier of the date of the Surviving Insured’s death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

We also reserve the right to require that any loan repayments resulting from loans transferred from the Fixed Account must be allocated to the Fixed Account.

Unless you request otherwise, after any amounts transferred from the Fixed Account, have been repaid, Policy loan repayments and any amount in excess of Indebtedness will be allocated according to your then current instructions for Net Premium, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

Excessive Indebtedness

If on any Policy Monthaversary, the total Indebtedness ever equals or exceeds the Cash Value minus the surrender charge, your Policy may lapse subject to the Policy Continuation, Grace Period, Lapse, and Reinstatement Provision.

Effect of Loan

Since the amount you borrow is transferred from a Sub-Account and the Fixed Account, a Policy loan will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable. This is true whether you repay the Policy loan or not. If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

Please see the Policy Loan Interest section of the Policy Charges and Deductions Provision for a description of the charge to you for the services we render in administering a loan under this Policy.

Policy Owner Services

Asset Rebalancing

You may elect the asset rebalancing program on a form we provide. If this program is elected, Cash Value will automatically be rebalanced among the elected Sub-Accounts at the elected frequency. We reserve the right to limit the number of Sub-Accounts and frequencies available for election. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Continued on next page
ICC24-NWLA-661	Page 24	[(05/2024)(001)]

Cash Value in the Fixed Account is not eligible for asset rebalancing and assets may not be rebalanced into the Fixed Account. Asset rebalancing will have no effect on the allocation of future Premium.

We reserve the right to modify, suspend, or discontinue offering automatic asset rebalancing programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Dollar Cost Averaging

You may elect the dollar cost averaging program on a form we provide. If this program is elected, the elected dollar amount, subject to the Minimum Required Dollar Cost Averaging Transfer Amount stated in the Policy Specification Pages, will be transferred on a monthly basis from the elected originating investment option to the elected Sub-Accounts specified on the election form. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Transfers will be processed until you instruct us in writing to cancel the program or the amount permitted to be transferred from the elected originating investment option is exhausted subject to the Transfers section of this Policy.

You may submit requested transfers while a dollar cost averaging program is in effect. The requested transfer instructions will be processed prior to the dollar cost averaging program instructions which may result in termination of the dollar cost averaging program.

You may change your allocation instructions for Net Premium while a dollar cost averaging program is in effect. Dollar cost averaging is a long-term investment program that provides for regular, level investments over time. We make no guarantees that dollar cost averaging will result in positive investment experience in the Variable Account.

We reserve the right to modify, suspend, or discontinue offering dollar cost averaging programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Enhanced Dollar Cost Averaging

Periodically, we may offer enhanced dollar cost averaging programs. When offered, these programs will be available only at the time of application. All or a portion of the initial Premium may be applied to a program. Additional Premium is not eligible for inclusion in the program. Under an enhanced dollar cost averaging program, the interest rate credited to the initial Premium allocated to the Fixed Account will be greater than the interest rate credited to standard Fixed Account allocations.

Enhanced dollar cost averaging programs will last for twelve months from the Initial Premium Investment Date. Cash Value attributable to the enhanced dollar cost averaging program will be transferred from the Fixed Account to the selected Sub-Account(s) by dividing the remaining Cash Value attributable to the enhanced dollar cost averaging program by the number of months remaining in the program.

Automated Income Monitor

Automated Income Monitor is an optional systematic partial Surrender and/or Policy loan program. This program is only available to Policies that are not Modified Endowment Contracts (“MECs”).

Taking partial Surrenders and/or Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse. Before requesting an Automated Income Monitor program, please consult with your financial and tax advisors.

You may elect the Automated Income Monitor program on a form we provide, if your Policy is not a MEC. At the time you request an application for the program, we will provide you with an illustration of the proposed income stream and impacts to the Cash Value, Cash Surrender Value, and death benefit based on your elections. You must submit this illustration along with your election form.

We will automatically process partial Surrenders and/or Policy loans based on your elections until the program is terminated.

After the program has been elected, we will provide an updated illustration on each Policy Anniversary to assist you in determining whether to continue, modify, or discontinue the elected program based on your goals. You may request modification or termination of the Automated Income Monitor program at any time by written request.

The Automated Income Monitor program is subject to all of the following conditions:

1.	you authorize us to make scheduled payments via Policy loan when:

a.	your Policy’s cost basis, as defined by the Internal Revenue Code, is reduced to zero;

b.	a partial Surrender within the first fifteen Policy Years would be a taxable event; or

c.	to prevent this Policy from becoming a MEC;

2.	partial Surrenders and Policy loans taken under the program are subject to the same terms and conditions as other partial Surrenders and Policy loans described in this Policy; and

Continued on next page
ICC24-NWLA-661	Page 25	[(05/2024)(001)]

3.	while the program is in effect, no Premium payment reminder notices will be sent, unless you request otherwise.

The Automated Income Monitor program will terminate upon the earliest of the following:

1.	our receipt of your written request to terminate participation;

2.	at the time this Policy enters a grace period or terminates for any reason;

3.	at the time of a requested partial Surrender or Policy loan outside the program;

4.	upon a change of Policy Owner;

5.	a rider that restricts partial Surrenders and/or Policy loans is invoked or begins providing benefits;

6.	on any Policy Anniversary when the illustration we provide produces a payment amount or duration of zero based on your then current payment elections;

7.	for income based on a fixed duration, at the end of the period you specify at the time of election;

8.	at any time the scheduled partial Surrender or Policy loan would cause this Policy to fail to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended; or

9.	your Policy’s Maturity Date.

We reserve the right to modify, suspend, or discontinue offering Automated Income Monitor programs at any time upon providing you with written notice.

The Death Benefit

This Policy provides a death benefit if the Surviving Insured’s death occurs while this Policy is In Force.

You may elect one of the two death benefit options detailed below. If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1. You may change the death benefit option as provided in the Change of Death Benefit Option section. The death benefit is determined based on the death benefit option in effect on the date of the Surviving Insured’s death. The death benefit option currently in effect is stated in the Policy Specification Pages.

Death Benefit Option 1 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Surviving Insured’s death; or

2.

the Cash Value on the date of the Surviving Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at what the younger Insured’s Attained Age is, or would have been, on the date of the Surviving Insured’s death.

Death Benefit Option 2 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Surviving Insured’s death plus the Cash Value; or

2.

the Cash Value on the date of the Surviving Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at what the younger Insured’s Attained Age is, or would have been, on the date of the Surviving Insured’s death.

Changes to Insurance Coverage

You may request a change of death benefit option, Specified Amount increases, and Specified Amount decreases to your Policy. Any such changes are subject to the following conditions in addition to the conditions stated in the applicable sub-section below:

1.	your Policy must be In Force;

2.	you must submit a written request on a form we provide;

3.	no change may be requested during the first Policy Year;

4.	no change will take effect unless the Cash Surrender Value, after the change, is sufficient to keep your Policy In Force for at least three months;

5.

the effective date of any change under this section will be the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date; and

6.	any requested change under this section is subject to our approval.

Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Continued on next page
ICC24-NWLA-661	Page 26	[(05/2024)(001)]

Change of Death Benefit Option

Requests to change your death benefit option are subject to the following additional conditions:

1.	you may only change the death benefit option once each Policy Year;

2.

unless you request otherwise and we approve, subject to evidence of insurability and underwriting, we will adjust the Specified Amount so that the Net Amount At Risk does not change due to the death benefit option change as follows:

a.

if the change is from Death Benefit Option 1 to Death Benefit Option 2, the Specified Amount will be decreased by the amount of the Cash Value on the date the change becomes effective. We will not impose a surrender charge on such decrease;

b.

if the change is from Death Benefit Option 2 to Death Benefit Option 1, the Specified Amount will be increased by the amount of the Cash Value on the date the change becomes effective. We will not increase the surrender charge because of such increase.

3.

any change of death benefit option that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended, at any time will be rejected; and

4.	no change of death benefit option will be permitted after the younger Insured reaches, or would have reached, Attained Age 120.

Specified Amount Increases and Decreases

Specified Amount Increases

Each requested Specified Amount increase will have an associated surrender charge, cost of insurance rate, and monthly expense charge. We will inform you of these rates and charges at the time of the increase. Refer to the Surrender Charge and Monthly Deduction sections for additional information.

Requests to increase your Specified Amount are subject to the following additional conditions:

1.	both Insureds must be living;

2.	you must provide evidence of insurability for the Insureds that is satisfactory to us;

3.	we reserve the right to limit the number of Specified Amount increases to one each Policy Year;

4.	the Cash Surrender Value after the Specified Amount increase must be sufficient to keep this Policy in force for at least three months;

5.

the amount of the increase must be at least equal to the Minimum Specified Amount Increase stated in the Policy Specification Pages. We may change the minimum increase amount for your Policy upon ninety days written notice of such change to the Policy Owner;

6.

age limits that apply to this Policy on a new issue basis apply to Specified Amount increases. For example, increases to the Specified Amount would not be permitted if the older Insured’s Attained Age is, or would have been, greater than the maximum Issue Age for this Policy;

7.	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date; and

8.	we reserve the right to discontinue Specified Amount increases at any time.

Specified Amount Decreases

Requests to decrease your Specified Amount are subject to the following additional conditions:

1.	we reserve the right to limit the number of Specified Amount decreases to one per Policy Year;

2.

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

3.

the amount of the decrease must be at least equal to the Minimum Specified Amount Decrease stated in the Policy Specification Pages. We may change the minimum amount for your Policy upon ninety days written notice of such change to the Policy Owner;

4.

any decrease that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended, at any time will be rejected;

Continued on next page
ICC24-NWLA-661	Page 27	[(05/2024)(001)]

5.	insurance is decreased in the following order:

a.	insurance provided by the most recent Specified Amount increase;

b.	insurance provided by the next most recent Specified Amount increases successively; then

c.	insurance provided by the Specified Amount in effect on the Policy Date;

6.	decreases in the Specified Amount may result in a decrease in the coverage provided by any elected optional riders; and

7.	we reserve the right to discontinue Specified Amount decreases at any time.

A surrender charge may be deducted from the Cash Value at the time of a Specified Amount decrease. Refer to the Surrender Charge section for additional information.

Death Benefit Proceeds

We will pay the Death Benefit Proceeds according to the Policy Settlement section when we receive and record Proof of Death showing the Surviving Insured died while this Policy was In Force, and any other information we may reasonably require.

The Death Benefit Proceeds that become payable if the Surviving Insured’s death occurs while this Policy is In Force are equal to:

1.	the death benefit provided by the death benefit option in effect on the date of the Surviving Insured’s death; plus

2.	any death benefit or adjustments provided for by any rider for which the requirements are met; minus

3.	any Indebtedness; minus

4.	if this Policy is in a grace period on the date of the Surviving Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy or rider charges;

b.	an amount equal to Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected extended no-lapse guarantee rider, if applicable.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy. The manner in which the Death Benefit Proceeds will be paid is described in the Policy Settlement section.

Interest on the resulting amount will be paid from the date of the Surviving Insured’s death to the date the Death Benefit Proceeds are paid. Interest will accrue at the rate or rates applicable to the Policy for funds left on deposit. In determining the effective annual rate or rates, we will use the rate in effect on the date of the Surviving Insured’s death.

Interest will accrue at the effective annual rate determined above, plus additional interest is payable at a rate of 10% annually beginning with the date that is thirty-one calendar days from the latest of 1., 2. and 3. to the date the claim is paid, where:

1.	is the date that Proof of Death for both Insureds has been received by us;

2.	is the date Nationwide receives sufficient information to determine its liability, the extent of the liability and the appropriate payee legally entitled to the proceeds; and

3.

is the date that legal impediments to payment of proceeds that depend on the action of parties other than Nationwide are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include, but are not limited to, (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy state and/or federal reporting requirements.

The Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Policy Maturity Proceeds

If the Surviving Insured is alive and this Policy is In Force on the Maturity Date, you may elect to have the Maturity Proceeds, if any, paid to you according to the Policy Settlement section or elect to extend the Maturity Date. If we do not receive an election from you, the Maturity Date will automatically be extended subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

Continued on next page
ICC24-NWLA-661	Page 28	[(05/2024)(001)]

Policy Maturity Date Extension

If the Surviving Insured is alive and your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Surviving Insured’s death unless you specify otherwise, subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

This Policy may not qualify as life insurance under federal tax law after the younger Insured reaches, or would have reached, Attained Age 120. Extending the Maturity Date may result in adverse tax consequences. You should consult a tax advisor before the Maturity Date of your Policy is extended.

When the Maturity Date is extended, the following will apply:

1.	on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts will be transferred to the Fixed Account.

2.	transfers out of the Fixed Account will not be permitted;

3.	no further monthly deductions will be taken;

4.	interest will continue to be credited to the Cash Value, if any;

5.

we will not accept additional Premium, except amounts required to keep the Policy In Force during a grace period, or permit Specified Amount increases, decreases, death benefit option changes, or partial Surrenders;

6.	Policy loans and Policy loan repayments will be permitted;

7.	loan interest will continue to be charged to and credited on any Indebtedness; and

8.	if your Policy lapses, it cannot be reinstated after the Maturity Date has been extended.

Extension of the Policy’s Maturity Date will not continue any elected rider beyond its date of termination as provided in the rider.

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options stated below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be elected. However, Settlement options other than the lump sum option may only be elected if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is In Force, you may elect, revoke, or change Settlement options at any time, subject to the limits stated above. If no Settlement option has been elected before the Surviving Insured’s death, the party entitled to payment may elect a Settlement option or options at the time the Death Benefit Proceeds become payable. If no other Settlement option has been elected, payment will be made in a lump sum.

Settlement options must be elected, revoked, or changed by proper written request. After an election, revocation, or change is recorded at our Home Office, it will become effective as of the date it was requested; however, we will not be liable to any person for any action or payment we make prior to recording the change. We may require proof of age of any person to be paid under a Settlement option. Any change of Beneficiary prior to the effective date of the Settlement contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a Settlement contract in exchange for the Policy. The effective date of the Settlement contract will be the date of the Surviving Insured’s death, the Maturity Date or the date the Policy is Surrendered. Payments will be made at the beginning of the selected twelve, six, three, or one-month interval starting with the effective date of the Settlement contract.

Continued on next page
ICC24-NWLA-661	Page 29	[(05/2024)(001)]

Settlement Options

Settlement option payments are not assignable. To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. The Settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of the Cash Surrender Value to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. In addition to a lump sum payment, the following Settlement options are available:

1.

Life Income with Payments Guaranteed: Amounts applied to this option will be paid for a term equal to, the greater of the named payee’s remaining lifetime, or the guarantee period of ten years. The amount payable monthly for each $1,000 applied to this option is stated in the Option 1—Life Income Monthly Installments for each $1,000 of Proceeds with Payments Guaranteed for 120 Months table in the Policy Specification Pages. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

2.

Joint and Survivor Lifetime Income: Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is stated in the Option 2—Joint & Survivor Life Income Monthly Installments for each $1,000 of Proceeds table in the Policy Specification Pages. Amounts payable for age and sex combinations not stated in the Option 2 Table will be furnished on request. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

3.

Life Annuity: Amounts applied to this option will be paid during the lifetime of the named payee. The amount payable monthly for each $1,000 applied to this option is stated in the Option 3—Life Annuity Monthly Installments for each $1,000 of Proceeds table in the Policy Specification Pages. Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

4.

Any Other Option: Settlement options not set forth in this Policy may be available. You may request any other form of Settlement option, subject to our approval. The amount and period available under any other option will be determined by us.

Continued on next page
ICC24-NWLA-661	Page 30	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ENDORSEMENTS (Endorsements may be made only by Nationwide at our Home Office). Please attach any applicable endorsements here (Note: this section is not used as a blank endorsement).

THIS PAGE INTENTIONALLY LEFT BLANK.

THIS PAGE WILL BE USED FOR ENDORSEMENTS.

ICC24-NWLA-661	[(05/2024)(001)]

LAST SURVIVOR FLEXIBLE PREMIUM ADJUSTABLE VARIABLE

UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while at least one Insured is living.

Death Benefit Proceeds payable upon the death of the Surviving Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Convertible to a universal life policy for twenty-four months from the Policy Date.

Rate Class and Rate Type for each Insured are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC24-NWLA-661	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OH 43215-2220]

EXTENDED NO-LAPSE GUARANTEE RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Extended No-Lapse Guarantee Rider (“Rider”) is made part of the Policy to which it is attached and must be elected for issue on the Policy Date. The effective date of the Rider will be the Policy Date. This Rider is only available with Policies issued with Death Benefit Option 1 in effect on the Policy Date. This Rider will terminate if the Policyholder changes from Death Benefit Option 1 after the Policy Date and the Rider cannot then be reinstated.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached, the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

If this Rider is elected, we may restrict the availability of other optional riders, death benefit options, and/or investment options that may otherwise be offered with the Policy. Any restrictions in effect on the Policy Date will be stated in the application. Any restrictions imposed after the Policy Date will apply to Premium allocations and transfers made after the effective date of the restrictions.

Benefits Provided by this Rider

This Rider provides for a guarantee that the Policy will remain In Force up to the Extended No-Lapse Guarantee Maximum Attained Age, subject to the conditions stated in this Rider. This Rider has no cash value and no loan value.

Defined Terms

The following terms are defined in this Rider:

Extended No-Lapse Guarantee Death Benefit—A reference value used in calculation of the Extended No-Lapse Guarantee Net Amount At Risk. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, on any Policy Monthaversary, the Extended No-Lapse Guarantee Death Benefit is determined by replacing the Policy Value with the Extended No-Lapse Guarantee Value in the Death Benefit section of the Policy.

Extended No-Lapse Guarantee Maximum Attained Age—The latest Attained Age of the younger Insured to which the lapse protection provided by this Rider will be available to keep the Policy In Force, subject to earlier lapse. The Extended No-Lapse Guarantee Maximum Attained Age in effect on the Policy Date is irrevocable. The Extended No-Lapse Guarantee Maximum Attained Age is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Monthly Deduction—Reference values used in the calculation of the Extended No-Lapse Guarantee Value. The Extended No-Lapse Guarantee Monthly Deduction is not actually assessed against the Policy Value.

Extended No-Lapse Guarantee Net Amount At Risk – A reference value used in calculation of the Extended No-Lapse Guarantee Value. On any Policy Monthaversary, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit at the beginning of a Policy month, minus the Extended No-Lapse Guarantee Value on that Policy Monthaversary before deduction of the Extended No-Lapse Guarantee monthly per $1000 of Net Amount At Risk charge factor, but after deduction of monthly charge factors for any riders and any other charges not dependent on the Extended No-Lapse Guarantee Net Amount At Risk. On any other day, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit minus the Extended No-Lapse Guarantee Value. The initial base Policy Specified Amount, and any increases in coverage are separate segments of coverage. Each segment of coverage will have a separate associated Extended No-Lapse Guarantee Net Amount At Risk. If there have been any Specified Amount increases, then the Extended No-Lapse Guarantee Value will first be considered a part of the initial Specified Amount. If the Extended No-Lapse Guarantee Value exceeds the initial base Policy Specified Amount, it will then be considered a part of base Policy Specified Amount increases in the order the increases became effective. For the purpose of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

Extended No-Lapse Guarantee Net Premium – A reference value used to account for Premium as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider.

ICC24-NWLA-662	Continued on next page	[(05/2024)(001)]

Extended No-Lapse Guarantee Policy Loan Value – A reference value used for Policy loans and the loan interest credited factor as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider. The Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Value – A reference value used only for determining whether the requirements of the Extended No-Lapse Guarantee Rider Policy Continuation section are met. The Extended No-Lapse Guarantee Value includes any Extended No-Lapse Guarantee Policy Loan Value. Refer to the Extended No-Lapse Guarantee Rider Policy Continuation section.

Policy Month – The time between the beginning of one Policy Monthaversary and the next Policy Monthaversary.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the Policy is a universal life insurance policy or Cash Surrender Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

Policy Value—the Accumulated Value if the base policy is a universal life insurance policy or Cash Value if the base policy is a variable universal life insurance policy.

Rider Charges and Deductions

In this section, we describe all charges we may assess under this Rider. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Rider. The Current Scale rates used to determine these charges are set by us and are subject to change according to the Changes in Policy Cost Factors section of the Policy. The rates will never exceed the Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Premium Charge Rate and Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages. Changes to the Current Scale rates will be of a uniform basis by Policy Class.

The charges for this Rider terminate when the Rider terminates.

Percent of Premium Charge

We deduct a percent of Premium charge for this Rider from each Premium applied to the Policy. The percent of Premium charge is calculated by multiplying the applicable Current Scale Extended No-Lapse Guarantee Rider percent of Premium charge rate by the dollar amount of Premium received.

The Current Scale Extended No-Lapse Guarantee Rider percent of Premium charge rate may vary by the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra ratings, amount of Premium received in a Policy Year and the length of time since the Policy Date or effective date of a coverage increase.

Percent of Sub-Account Value Charge

This Rider has a charge that will be deducted each Policy Monthaversary. The Current Scale percent of Sub-Account Value Charge is calculated by multiplying the Policy Value in the Variable Account by the applicable Current Scale Extended No-Lapse Guarantee Rider percent of Sub-Account value charge.

The Current Scale Extended No-Lapse Guarantee Rider percent of Sub-Account value charge may vary by the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra ratings and the length of time since the Policy Date or effective date of a coverage increase.

Extended No-Lapse Guarantee Rider Policy Continuation

If the Policy Surrender Value of your Policy is not sufficient to cover the monthly deductions described in the Policy Charges and Deductions Provision of the Policy on any Policy Monthaversary, your Policy will not enter a grace period or lapse if:

1.	the No-Lapse Guarantee Period stated in the Policy Specification Pages has ended;

2.	this Rider has not terminated; and

3.	the Extended No-Lapse Guarantee Value, minus Indebtedness, is greater than zero.

If your Policy is being kept In Force by its No-Lapse Guarantee Policy Continuation section, the Rider’s Extended No-Lapse Guarantee Value may become negative. It may grow more negative over time as Extended No-Lapse Guarantee Monthly Deductions continue to be accrued. On any day when the value of an Account is less than or equal to zero, we will credit zero interest to that Account. See the Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts section for more information. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

Continued on next page
ICC24-NWLA-662	Page 2	[(05/2024)(001)]

If your Policy is being kept In Force by this Rider, the Policy Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. In addition, the Policy Surrender Value at the time the elected Extended No-Lapse Guarantee Maximum Attained Age is reached may be insufficient to keep the Policy In Force unless additional Premium is paid.

Continued on next page
ICC24-NWLA-662	Page 2	[(05/2024)(001)]

Payment of additional Premium may be required to keep your Policy in force if the requirements of this Rider are not met and your Policy Surrender Value is insufficient to cover the monthly deductions.

Grace Period

If on any Policy Monthaversary after the No-Lapse Guarantee Period has ended, the Extended No-Lapse Guarantee Value, minus Indebtedness, is less than or equal to zero, this Rider will enter a grace period.

When this Rider enters a grace period, we will send a notice to your last known address informing you of the Rider’s lapse pending status and the Premium you must pay to keep this Rider In Force.

You may prevent this Rider from lapsing by paying Net Premium sufficient to pay the Extended No-Lapse Guarantee Monthly Deductions due during the grace period, plus any amount necessary to increase the Extended No-Lapse Guarantee Value to zero, and an amount sufficient to keep the Rider In Force for three additional months.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force. You will have the entire grace period to pay the required amount. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Policy Surrender Value is also negative at the time this Rider enters a grace period, a combined lapse notice will be provided. The Rider and Policy grace periods will run concurrently. The combined lapse notice will state the Premium requirements to prevent lapse of the Policy and Rider respectively.

Lapse

If you do not pay the required Premium by the end of this sixty-one day period, this Rider will lapse, subject to the Rider Reinstatement section.

Rider Reinstatement

If your Policy lapses and is subsequently reinstated during the No-Lapse Guarantee Period stated in the Policy Specification Pages, this Rider will also be reinstated.

If the Policy and/or Rider lapses or the Policy is reinstated after the No-Lapse Guarantee Period stated in the Policy Specification Pages, this Rider cannot be reinstated.

Calculation of the Extended No-Lapse Guarantee Value

The Extended No-Lapse Guarantee Value is not used in determining the Policy Value, death benefit, or any other benefits provided in this Policy or any elected riders. The Extended No-Lapse Guarantee Value is not a monetary amount that you may access. The extended no-lapse guarantee charge factors and interest factors are reference values used to determine the Extended No-Lapse Guarantee Value. They are not actually assessed against your Premium payments or assessed against or credited to your Policy Value. Three record-keeping accounts, the Primary Fund Account, the Secondary Fund Account, and the Tertiary Fund Account (“Accounts”) are established to calculate the Extended No-Lapse Guarantee Value for this Rider.

The Extended No-Lapse Guarantee Value is equal to the sum of the values of the Primary Fund Account, the Secondary Fund Account, the Tertiary Fund Account, and the Extended No-Lapse Guarantee Policy Loan Value.

On the Policy Date, the value of each Account is equal to the Extended No-Lapse Guarantee Net Premium allocated to it, as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section below, minus the extended no-lapse guarantee charge factors deducted on the Policy Date.

Thereafter, the value of each Account on any Policy Monthaversary is calculated as follows:

1.	the value of that Account on the preceding Policy Monthaversary; plus

2.	one month’s interest on item 1. at that Account’s applicable interest factor rate; plus

3.

Extended No-Lapse Guarantee Net Premiums received since the last Policy Monthaversary, allocated to that Account as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider; plus

4.	interest to the current Policy Monthaversary on item

5.	at that Account’s applicable interest factor rate, as described in the Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts section of this Rider; minus

6.	for the Tertiary Account only, any loan repayments; minus

Continued on next page
ICC24-NWLA-662	Page 3	[(05/2024)(001)]

7.

any partial Surrenders, including any partial Surrender fees, and any Policy loans as described in the Deductions, Partial Surrenders and Policy Loans from Accounts section since the previous Policy Monthaversary; minus

8.	the extended no-lapse guarantee charge factors for each Account deducted on the current Policy Monthaversary; minus

9.	any Extended No-Lapse Guarantee Surrender Charge Factor deducted as described in the Extended No-Lapse Guarantee Surrender Charge Factor section of this Rider; then

10.

the Primary Fund Account, the Secondary Fund Account, and the Tertiary Fund Account will be reduced proportionally for any Specified Amount decrease, after any applicable surrender charge is deducted from the Extended No-Lapse Guarantee Value.

Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts

Premium received in any Policy Month other than the final Policy Month of the Policy Year is allocated to the Accounts as follows:

1.	to the Primary Fund Account until the Primary Fund Premium Cap stated in the Policy Specification Pages is reached; then

2.	to the Secondary Fund Account until the Secondary Fund Premium Cap stated in the Policy Specification Pages is reached; then

3.	to the Tertiary Fund Account.

Premium payments received in the final Policy Month of a Policy Year will be allocated to the next Policy Year’s Primary Fund Premium Cap if the then current Policy Year’s Primary Fund Premium Cap has been reached. Once the following year’s Primary Fund Premium Cap has been reached, any additional Premium will be allocated to the then current Policy Year’s Secondary Fund Premium Cap. Once the then current Policy Year’s Secondary Fund Premium Cap has been reached, any additional Premium will be applied to the next Policy Year’s Secondary Fund Premium Cap. Any Premium in excess of the next Policy Year’s Secondary Fund Premium Cap will be allocated to the then current Policy Year’s Tertiary Fund Account. However, Premium allocated to the next Policy Year’s Premium caps will still receive charge and interest factors applicable in the Policy Month in which the Premium is received.

The amount actually applied to each Account is the Extended No-Lapse Guarantee Net Premium, which is calculated by multiplying each Premium payment by the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates stated in the Policy Specification Pages and subtracting the result from the gross Premium received.

Extended No-Lapse Guarantee Net Premiums are applied to an Account retroactively as of the Policy Monthaversary at the beginning of the Policy Month in which the Premium was received. Extended No-Lapse Guarantee Net Premiums are credited with interest from the Policy Monthaversary at the beginning of the Policy Month in which they are received. This applies to the Accounts only. Premium is never retroactively applied to the Policy Value and loan repayments are never retroactively applied to Indebtedness. The Extended No-Lapse Guarantee Value Interest Crediting Factor Rates applicable to the unloaned portion of each Account is stated in the Policy Specification Pages.

All loan repayments and loan interest credited are allocated to the Tertiary Fund Account.

The Extended No-Lapse Guarantee Value Interest Crediting Factor Rates stated in the Policy Specification Pages and applicable to each Account may vary by the length of time since the Policy Date.

Deductions, Partial Surrenders and Policy Loans from the Accounts

All partial Surrenders, Policy loans, loan interest charged, and monthly charge factor deductions, except the monthly per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk charge factor and the extended no-lapse guarantee charge factors for any elected riders, are tracked for purposes of the Accounts as follows:

1.	first from the Primary Fund Account until its value reaches zero; then

2.	while the value of the Primary Fund Account is equal to zero, from the Secondary Fund Account until its value reaches zero; then

3.	while the values of both the Primary Fund Account and the Secondary Fund Account are equal to zero, from the Tertiary Fund Account until that value reaches zero; then

4.

again from the Primary Fund Account. The value of the Primary Fund Account will then become negative as any further monthly charge factor deductions, partial Surrenders, Policy loans, and loan interest charged continue to accrue.

Continued on next page
ICC24-NWLA-662	Page 4	[(05/2024)(001)]

The monthly per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk charge factor and the extended no-lapse guarantee charge factors for any elected riders are allocated proportionally among the Accounts with values greater than zero. If no Account has a value greater than zero, the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor and the extended no-lapse guarantee charge factors for any elected riders are deducted from the Primary Account.

When a Policy loan is taken, an amount equal to the Policy loan is transferred from the Accounts to the Extended No-Lapse Guarantee Policy Loan Value and is credited interest based on the Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate stated in the Policy Specification Pages.

For purposes of the Extended No-Lapse Guarantee Rider Policy Continuation section, the amount of any actual Indebtedness is used. When due, an amount equal to the accrued loan interest charged is transferred from the Accounts to the Extended No-Lapse Guarantee Policy Loan Value. At the same time, an amount equal to interest credited to the Extended No-Lapse Guarantee Policy Loan Value is transferred to the Accounts.

The interest is charged and credited in the same manner as for Indebtedness as described in the Policy. The Guaranteed Maximum Policy Loan Interest Charged Rate and Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate are stated in the Policy Specification Pages. Refer to the Policy Loans section of the Policy for additional information regarding Policy loans.

Extended No-Lapse Guarantee Percent of Premium Charge Factors

The extended no-lapse guarantee percent of premium charge factors are calculated by multiplying the dollar amount of Premium received by the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates stated in the Policy Specification Pages.

Premium payments received up to the Primary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Primary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates stated in the Policy Specification Pages for the Primary Fund Account.

Premium payments received in excess of the Primary Fund Premium Cap stated in the Policy Specification Pages up to the Secondary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Secondary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates stated in the Policy Specification Pages for the Secondary Fund Account.

Premium payments received in excess of the Secondary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Tertiary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates stated in the Policy Specification Pages for the Tertiary Fund Account.

The applicable Primary and Secondary Fund Premium Caps may vary by the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra ratings on the Policy Date, the base Policy Specified Amount at the time the Premium is received, and election of other optional riders.

The extended no-lapse guarantee percent of premium charge factors may vary by the amount of Premium received in a Policy Year; the applicable Account; the length of time since the Policy Date; the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples and any monthly flat extra ratings; the base Policy Specified Amount at the time the charge is assessed; and election of other optional riders.

Extended No-Lapse Guarantee Monthly Deduction

The initial base Policy Specified Amount, and any increases in coverage are separate segments of coverage. Each segment of coverage will have its own applicable Extended No-Lapse Guarantee Monthly Deductions.

The extended no-lapse guarantee monthly deduction factors for the Accounts for each Policy Month are as follows:

1.	the extended no-lapse guarantee monthly per policy charge factor;

2.	the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor;

3.	the extended no-lapse guarantee monthly per $1,000 of Specified Amount charge factor; and

4.	the extended no-lapse guarantee charge factors for any elected riders stated in the Policy Specification Pages.

The extended no-lapse guarantee monthly deduction factors are taken in the order stated in the Deductions, Partial Surrenders, and Policy Loans from the Accounts section.

Continued on next page
ICC24-NWLA-662	Page 5	[(05/2024)(001)]

Extended No-Lapse Guarantee Monthly Per Policy Charge Factor

The Extended No-Lapse Guarantee Monthly Per Policy Charge Factor is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor

The extended no-lapse guarantee monthly per $1,000 of Specified Amount charge factor is determined by multiplying the Specified Amount of each segment of coverage by the applicable Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor Rate stated in the Policy Specification Pages and dividing the results by $1,000.

The Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor Rate may vary by the segment of coverage, length of time a segment has been in effect, the Insureds’ Issue Ages, sexes, rate classes, rate types, rate class multiples, any monthly flat extra charges and the base Policy Specified Amount.

Monthly Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk Charge Factor

The monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor for each Account is determined by multiplying the Extended No-Lapse Guarantee Net Amount At Risk by the applicable Monthly Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk Charge Factor Rates stated in the Policy Specification Pages and dividing the results by $1,000.

The initial base Policy Specified Amount, and any increases in coverage are separate segments of coverage under this Policy. Separate factors are used to calculate the Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk for each segment of coverage.

The factors for each segment of coverage may vary by the length of time a segment has been in effect, the Insureds’ Attained Ages and sexes on the date a segment of coverage becomes effective, the rate classes, rate types, rate class multiples and any monthly flat extra ratings for the Insureds for each segment of coverage, and the base Policy Specified Amount at the time the charge is assessed.

Extended No-Lapse Guarantee Surrender Charge Factor

An amount equal to any applicable surrender charge is also deducted from the Extended No-Lapse Guarantee Value for requested base Policy Specified Amount decreases. The surrender charge factor is deducted in the order stated in the Deductions, Partial Surrenders and Policy Loans from the Account section.

The table of Guaranteed Maximum Surrender Charges applicable to each segment of coverage is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Value Factors

The Extended No-Lapse Guarantee Percent of Premium Expense Factors, the Primary, Secondary and Tertiary Funds Accounts’ interest factor rates, the Primary and Secondary Fund Account Premium Cap, the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor, Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor, and Extended No-Lapse Guarantee Surrender Charge Factor may be affected by changes to your Policy. New rates will apply from the effective date of any changes to the Policy including base Policy Specified Amount, increases or decreases, rider additions or deletions, partial Surrenders resulting in base Policy Specified Amount decreases, death benefit option changes, and changes to either Insured’s rate class, rate type, rate class multiple or any flat extra rating. You will be notified of any change to the Extended No-Lapse Guarantee Value Factors. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Unless otherwise specified, the Accounts use all other Policy and rider charges and deductions as defined in your Policy.

Changes to Insurance Coverage

In addition to the conditions listed in the Policy, no change will take effect unless either the Policy Surrender Value or Extended No-Lapse Guarantee Value minus Indebtedness is sufficient after the change to keep your Policy In force for at least three months.

Continued on next page
ICC24-NWLA-662	Page 6	[(05/2024)(001)]

Termination

This Rider will terminate on the earliest of the re:

1.	you request in writing to terminate coverage under this Rider;

2.	you invoke the Overloan Lapse Protection Rider II, if applicable;

3.	the younger Insured has reached, or would have reached, the Extended No-Lapse Guarantee Maximum Attained Age;

4.	the Policy and/or this Rider lapse;

5.	the date the Policy terminates for any reason; or

6.	upon changing the death benefit option from Death Benefit Option 1 to any other death benefit option available.

ICC24-NWLA-662	Page 7	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220]

POLICY SPLIT OPTION RIDER

PLEASE READ THIS RIDER CAREFULLY

Exercise of the benefit provided by this Rider may be treated as a taxable exchange for federal income tax purposes. Please consult your tax advisor for additional information before invoking this rider.

General Information Regarding this Rider

This Policy Split Option Rider (“Rider”) is made part of the Policy to which it is attached on the Policy Date. This Rider is subject to underwriting and is only available at the time of application for the Policy and cannot be elected after the Policy Date.

The term “Policy” as referred to in this Rider, means the Policy to which this Rider is attached. Any reference to “new policies” means the two individual life policies issued as a result of an exchange under this Rider.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached, the provisions of this Rider will control the Policy accordingly. Terms not defined in the Rider have the meaning given to them in the Policy.

This Rider provides you the option to exchange the Policy for two permanent individual life insurance policies, one on the life of each Insured. The exchange is subject to the conditions stated in the Rider Benefit section.

This Rider has no cash, loan, or surrender values.

Defined Terms used in this Rider

Exchange Date—The Exchange Date will be the later of the Policy Monthaversary on or next following:

1.	our receipt of your written request for the exchange; and

2.	the date all Rider conditions have been satisfied.

Exchange Event - An event the occurrence of which allows you to exercise the benefit provided by this Rider. The Exchange Events are:

1.

if the Insureds are legally married on the Policy Date, the date six calendar months after the date the marriage is terminated by divorce, dissolution, or annulment issued by a court of competent jurisdiction;

2.	federal estate tax law is changed resulting in a reduction of the marital deduction to less than half the marital deduction in effect on the Policy Date; or

3.	federal tax law is changed resulting in a reduction in the maximum federal estate tax rate to less than half the maximum federal estate tax rate in effect on the Policy Date.

Policy Value—The Accumulated Value if the base policy is a universal life insurance policy or Cash Value if the base policy is a variable universal life insurance policy.

Incontestability

After this Rider has been In Force during the lifetime of the Surviving Insured for two years from the Policy Date or a reinstatement date, we will not contest it for any reason except fraud, subject to applicable laws in the State of Issue.

Rider Charge

The monthly charge for this Rider is calculated by multiplying (1) by (2) where:

1.	is the lesser of:

a.	the initial Specified Amount in effect on the Policy Date divided by $1,000; or

b.	the Specified Amount in effect on each respective Policy Monthaversary when the charge is calculated, divided by $1,000; and

2.	is the applicable Policy Split Option Rider monthly per $1,000 of Specified Amount rate.

ICC24-NWLA-663	Continued on next page Page 1	[(05/2024)(001)]

The Current Scale rate used to determine the monthly charge is set by us and is subject to change according to the Changes in Policy Cost Factors section of the Policy. The rate will never exceed the Guaranteed Maximum Policy Split Option Rider Monthly Per $1,000 of Specified Amount Charge Rate stated in the Policy Specification Pages. The monthly cost of this Rider is included in the monthly deduction from the Policy Value while this Rider is In Force and is part of the total charge for the Policy. A cost factor for this Rider will also be included in the calculation of the Policy’s monthly no-lapse guarantee policy continuation premium.

The charge for this Rider terminates when the Rider terminates.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with and according to the terms of the Policy so long as this Rider has not terminated. Refer to the Termination section for additional information.

This Rider may not be exercised between the date a lapse occurs and the date of reinstatement.

Rider Benefit

This Rider provides you with the option to exchange the Policy for two new individual life insurance policies without evidence of insurability if the following conditions for exchange are met.

Conditions for Exchange

All of the following conditions must be met to exchange the existing Policy for two new individual life insurance policies:

1.

all Policy Owners of the existing Policy must request and all assignees of record, if any, must agree in writing, in a form acceptable to us, to the exchange within twelve months after an Exchange Event occurs;

2.	both the Policy and this Rider must be In Force and not in a grace period on the Exchange Date;

3.	both Insureds must be living on the Exchange Date;

4.	the application for each new policy must be signed by the Policy Owner and Insured of each new policy respectively;

5.	the Policy Owner of a new policy must have an insurable interest under applicable law in the life of the person being insured under the new policy;

6.	both new policies must be issued; and

7.	the Policy and all of its benefits and guarantees as well as any attached riders or endorsements will terminate on the Exchange Date.

In addition, if the Insureds are seeking to exercise the Policy exchange option based on divorce, dissolution, or annulment of marriage we may require proof of the following:

1.	the Insureds were legally married on the Policy Date;

2.

a court of competent jurisdiction has issued a final decree of divorce, dissolution, or annulment with respect to the marriage of the Insureds at least six months prior to the date of the request for the exchange; and

3.	the Insureds have not remarried each other.

The New Policies

The following will apply to the new policies issued as a result of the Policy exchange:

1.

the new policies must be a permanent plan of life insurance that we offer on the Exchange Date subject to our approval, and for which the Insureds would qualify based upon new policy’s issue requirements and limitations;

2.	the effective date of both new policies will be the Exchange Date. The suicide and incontestability periods for the new policies will begin from the Policy Date of the original Policy;

3.	the initial total specified amount of each of the new policies will be the lesser of:

a.	one-half of the Policy’s Specified Amount on the Policy Date;

b.	one-half of the Policy’s Specified Amount on the Exchange Date; or

c.	the maximum total specified amount permitted under the respective new policies.

Continued on next page
ICC24-NWLA-663	Page 2	[(05/2024)(001)]

4.	the following Policy values will be split evenly between the new policies, one-half to each after deduction of any tax withholdings on any taxable gain:

a.

the Policy Value if greater than zero on the Exchange Date. This will be applied to the new policies as premium. If this split does not generate the initial premium required for issuance of a new policy, the difference must be paid on the Exchange Date;

b.

any Policy Indebtedness on the Exchange Date. If the Indebtedness applied to a new policy exceeds the maximum permitted indebtedness for that new policy, the excess must be repaid on the Exchange Date;

5.

premium requirements, charges, and deductions for each new policy will be based on the Insured’s attained age as defined by the new policy and the rate class, rate type, rate class multiple and any flat extra under the Policy. If such underwriting class is not offered for the Insured’s attained age on the new policy, the next best underwriting class available will be utilized; and

6.	both new policies will be subject to any recorded assignment of the Policy in effect on the Exchange Date.

Interaction with Other Riders

You may not elect this Rider if you have elected the Long-Term Care Rider. If you elect this Rider and subsequently add the Long-Term Care Rider after the Policy Date, this Rider will terminate.

Once you invoke this Rider, all other elected riders will terminate. The following riders, if attached to the Policy, will be impacted and/or will impact this Rider as follows:

Overloan Lapse Protection Rider—If the Overloan Lapse Protection Rider is invoked, then this Rider automatically terminates.

Termination

This Rider will terminate on the earliest of the following dates:

1.	the date either of the Insureds die;

2.	the Policy Anniversary on or next following which the older Insured reached Attained Age 80;

3.	you request in writing to terminate coverage under this Rider;

4.	subject to the Reinstatement section, the date the Policy lapses; or

5.	the date the Policy terminates for any reason.

Continued on next page
ICC24-NWLA-663	Page 2	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220]

FOUR YEAR TERM INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Incontestability periods of this Rider begin on the Policy Date.

General Information Regarding this Rider

This Four Year Term Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Policy Date. This Rider is only available at the time of application for the Policy and cannot be elected after the Policy Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider shall have the meaning given to them in the Policy.

This Rider provides temporary term insurance coverage and has no cash, loan, or surrender values.

Defined Term used in this Rider

Rider Beneficiary – The person, or entity such as a trust or charity, entitled to receive the Four Year Term Insurance Rider Specified Amount upon the Surviving Insured’s death. The Rider Beneficiary is the same person or entity as the base Policy Beneficiary in effect on the Surviving Insured’s death. Any change to the base Policy Beneficiary designation prior to the Surviving Insured’s death will also change the Rider Beneficiary.

Four Year Term Insurance Rider Specified Amount – The dollar amount of the death benefit provided by this Rider. It is stated in the Policy Specification Pages.

Suicide

If the Surviving Insured commits suicide, while sane or insane, within two years of the Policy Date, or a reinstatement date, or any shorter period as may be required by applicable law in the state where the Policy is issued or delivered, we will not pay the Four Year Term Insurance Rider Specified Amount. Instead, this Rider will terminate and all charges deducted for this Rider will be refunded as part of the Premium refund under the Suicide section of the base Policy.

Incontestability

After this Rider has been In Force during the lifetime of the Surviving Insured for two years from the Policy Date or a reinstatement date, we will not contest it as issued on the Policy Date or as reinstated, for any reason, except for fraud subject to applicable laws in the State of Issue.

Misstatement of Age or Sex

If the age or sex of either Insured has been misstated, the death benefit under this Rider will be adjusted on the same basis as the death benefit under the base Policy.

Rider Charge

The monthly cost of this Rider is included in the monthly deduction from the Policy’s Cash Value while this Rider is In Force and is part of the total charge for the Policy.

The monthly cost for this Rider is calculated by multiplying (1) by (2) where:

1.	is the Four Year Term Insurance Rider Specified Amount divided by $1,000; and

2.	is the applicable base Policy monthly cost of insurance per $1,000 of Net Amount At Risk charge rate.

The guaranteed maximum monthly cost of insurance per $1,000 of Specified Amount charge rates for this Rider are the same as the Guaranteed Maximum Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge Rates for the base Policy that are stated in the Policy Specification Pages.

A cost factor for this Rider will also be used in the calculation of the Policy’s No-Lapse Guarantee Monthly Premium.

When this Rider terminates, the charge for this Rider also terminates.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with and according to the terms of the Policy so long as this Rider has not terminated. Refer to the Termination section for additional information.

ICC24-NWLA-664	Continued on next page	[(05/2024)(001)]

We will not pay any benefit under this Rider on any death occurring between the date a lapse occurs and the date of reinstatement.

ICC24-NWLA-664	Continued on next page	[(05/2024)(001)]

Benefit Provided by this Rider

This Rider provides a death benefit in addition to the base Policy death benefit upon the Surviving Insured’s death while the Policy and this Rider are In Force. The Rider’s term is four years from the Policy Date. The minimum Four Year Term Insurance Rider Specified Amount that may be elected is 10% of the Specified Amount in effect on the Policy Date. The maximum Four Year Term Insurance Rider Specified Amount that may be elected is 122.22% of the Specified Amount in effect on the Policy Date. You may not change, increase or decrease, the Four Year Term Insurance Rider Specified Amount after the Policy Date.

The Four Year Term Insurance Rider Specified Amount will not be affected by changes to the Specified Amount, except when a decrease to the Specified Amount reduces it below the Specified Amount in effect on the Policy Date. If this occurs, the Four Year Term Insurance Rider Specified Amount will automatically decrease proportionally based on the amount by which the Specified Amount is reduced below the Specified Amount in effect on the Policy Date. Any subsequent increase to the Specified Amount will not result in an increase to the Four Year Term Insurance Rider Specified Amount.

The death benefit provided by this Rider, subject to the Suicide, Incontestability, and Misstatement of Age or Sex provisions of this Rider, is payable to the Rider Beneficiary upon the Surviving Insured’s death while the Policy and this Rider are In Force.

Termination

This Rider will terminate on the earliest of the following dates:

1.	the 4th Policy Anniversary;

2.	you request in writing to terminate coverage under this Rider;

3.	the Surviving Insured dies;

4.	subject to the Reinstatement section, the date the Policy lapses;

5.	invocation of the Policy Split Option Rider; or

6.	the date the Policy terminates for any reason.

ICC24-NWLA-664	Continued on next page	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[One Nationwide Plaza

Columbus, Ohio 43215-2220]

Overloan Lapse Protection Rider II

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Coverage Start Date and will be different from that of the Policy if this Rider is issued after the Policy Date.

General Information Regarding this Rider

The Overloan Lapse Protection Rider II (“Rider”) is made part of the Policy to which it is attached on the Coverage Start Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider, upon invocation, prevents the Policy from lapsing due to Indebtedness by providing a guaranteed paid-up insurance benefit. There is no charge for this Rider unless it is invoked. This Rider has no Policy Value and no loan value.

Purpose

Upon invocation, this Rider provides lapse protection for policies with outstanding Indebtedness (and LTC Benefits, if applicable) by providing a guaranteed paid-up insurance benefit. Invocation of the Rider enables you to avoid the negative tax consequences associated with this Policy lapsing when the Policy Surrender Value is substantially depleted due to outstanding loans. Invocation of this Rider may result in tax consequences associated with the Rider charge and any required partial Surrenders. Consult a qualified tax advisor for more details.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Coverage Start Date – The date coverage under this Rider commences. The Coverage Start Date will be the Policy Date unless this Rider is issued after the Policy is issued. If issued after the Policy Date, the Coverage Start Date will be stated in reissued Policy Specification Pages.

LTC Benefits – The total of any benefits paid under a long-term care rider as of the date this Rider is invoked.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the base Policy is a universal life insurance policy or Cash Surrender Value if the base Policy is a variable universal life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the base Policy is a universal life insurance policy or Cash Value if the base Policy is a variable universal life insurance policy.

Rider Charge Rate – The percentage of the Policy Value taken as the charge for invoking this Rider. This rate varies by the elected life insurance qualification test (elected at the time of application and stated in the Policy Specification Pages) and by Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy) at the time this Rider is invoked.

Incontestability

After this Rider has been In Force during the lifetime of the Insured (in the case of a survivorship policy, the Surviving Insured) for two years from the Coverage Start Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

If the age or sex of the Insured (either Insured in the case of a survivorship policy) has been misstated, the charges and benefits of this Rider will be adjusted on the same basis as the death benefit under the Policy to which it is attached.

Reinstatement

This Rider can be reinstated on the same terms as the Policy to which it is attached.

ICC24-NWLA-665	Continued on next page	[(05/2024)(001)]

Rider Charge

There is no charge or cost for this Rider unless the Policy Owner invokes it. Invocation of this Rider may result in tax consequences associated with the Rider charge. If this Rider is invoked, the one-time Rider charge is equal to (1) multiplied by (2), where:

1.	is the Policy Value; and

2.	is the applicable Rider Charge Rate at the time the Rider is invoked.

This one-time Rider charge may include a margin for overall expenses, profit, and for funding any required reserve associated with this Rider. The Rider Charge Rate may vary based upon the life insurance qualification test elected at the time of application and stated in the Policy Specification Pages.

The Rider Charge Rate is non-guaranteed and will be determined by us from time to time, based on our expectations as to future experience for factors such as mortality, persistency, expenses, including reinsurance expenses, investment, and taxes. However, it will never exceed the Guaranteed Maximum Overloan Lapse Protection Rider II Charge Rates stated in the Policy Specification Pages.

Any changes to the Rider Charge Rate will be on a uniform basis for Insureds with the same life insurance qualification test and the same Attained Age (combination of Attained Age in the case of a survivorship policy) whose policies have been In Force for the same length of time.

If the Policy Value, minus the sum of Indebtedness and LTC Benefits (if any), is not sufficient to cover the charge for this Rider, a loan repayment sufficient to cover the charge for this Rider will be required.

Invocation Requirements

You must submit a request to our Home Office on a form we provide directing us to invoke this Rider.

To invoke this Rider, the Policy must meet all of the following conditions:

1.	the Policy is In Force and has reached the fifteenth Policy Anniversary;

2.	the Insured (or younger Insured if this Rider is attached to a survivorship policy) must be at least Attained Age 65;

3.

the Policy is issued under either (a) the Cash Value Accumulation Test, or (b) the Guideline Premium/Cash Value Corridor Test of Section 7702 of the Internal Revenue Code, as amended. If the policy is issued under the Guideline Premium/Cash Value Corridor Test, all amounts required to be withdrawn so that the Policy continues to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended, must be taken as partial Surrenders; and

4.

the Policy has Indebtedness, and the Indebtedness plus LTC Benefits (if any) exceeds a specified percentage of the Policy Value, both before and after any required partial Surrenders or loan repayments are processed. This percentage is called the “Trigger Point” and varies by elected life insurance qualification test (elected at the time of application and stated in the Policy Specification Pages) and Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy). The Trigger Points are stated in the Policy Specification Pages.

We will notify you the first time the requirements for invoking this Rider are met at which time you may choose to invoke this Rider. If the Policy meets all of the above requirements and you do not choose to invoke the Rider, you still have the right to invoke the Rider at a later date as long you notify us in writing before the end of any grace period and the above requirements are met.

We will send you written notice at least thirty one days before the end of the Policy’s grace period that, if applicable, the benefit may be exercised. If you want to exercise the benefit, you must notify us in writing before the end of the grace period. If you receive written notice from us less than thirty one days before the end of the grace period, and you want to exercise the benefit, you must notify us in writing no less than thirty days after receiving the notice.

Test for 7702 Compliance

When the requirements for invoking this Rider have been met, and you elect to invoke this Rider, the death benefit will be adjusted in two steps in compliance with Section 7702 of the Internal Revenue Code, as amended:

1.

the death benefit option will be changed to Death Benefit Option 1 if it is not already Option 1. The base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, will not subsequently be adjusted to prevent the Net Amount At Risk from changing as a result of the death benefit option change; and

ICC24-NWLA-665	Continued on next page	[(05/2024)(001)]

2.

if the base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, is greater than the lowest death benefit that will qualify this Policy as life insurance under Section 7702 of the Internal Revenue Code, as amended, the base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, will be reduced to equal the lowest death benefit that will qualify this Policy as life insurance immediately after the charge for this Rider is taken.

If this adjusted amount is not compliant with our interpretation of Section 7702 of the Internal Revenue Code, as amended, you will not be allowed to invoke this Rider.

Operation of the Policy upon Invoking the Rider

After the charge for this Rider is taken from the Policy Value as described in the Rider Charge section, and the death benefit is adjusted as described in the Test for 7702 Compliance section, the following will occur:

1.	any outstanding Alternative Policy Loan, if applicable, will be changed to a Declared Rate Policy Loan;

2.	the Indebtedness will continue to grow at the Policy’s loan interest charged rate, but not to exceed the guaranteed maximum policy loan interest charged rate stated in the Policy Specification Pages;

3.

the Policy’s loan account, if any, will continue to grow at the Policy’s loan interest credited rate, but not less than the guaranteed minimum policy loan interest credited rate stated in the Policy Specification Pages;

4.

if the Policy offers investment options other than fixed interest crediting, then the remaining Policy Value, minus any Policy loan account, will be transferred to the Fixed Account (in some policies, this is referred to as the Fixed Interest Strategy) without regard to any otherwise applicable restrictions, and no subsequent transfers will be permitted. All Policy Value in Index Segments, if any, will be transferred to the Fixed Interest Strategy, and Index Segments will be terminated. Only Policy Value in Index Segments with Index Segment Maturity Dates that coincide with the date Policy Value is transferred to the Fixed Interest Strategy will receive Index Segment Interest.

5.

while the Policy is being kept In Force by this Rider, the Policy Value in the Fixed Account or Fixed Interest Strategy will be credited interest at a rate not less than the applicable guaranteed minimum interest crediting rate stated in the Policy Specification Pages. However, if interest charged on Indebtedness is higher than interest credited to the Policy loan account and/or the Fixed Account or Fixed Interest Strategy, the Policy Surrender Value may become negative. On any day when the Policy Value of the Fixed Account or Fixed Interest Strategy is less than or equal to zero, we will credit zero interest;

6.	no monthly deductions or other charges will be taken from the Policy Value;

7.	no further loans or partial Surrenders may be taken (with the exception of a any partial Surrender required to invoke this Rider);

8.	no further Premium payments or loan repayments will be allowed (with the exception of a loan repayment required to pay the one-time charge for this Rider);

9.	the death benefit and Death Benefit Proceeds will continue to be defined as outlined in the Policy; and

10.	the Policy Owner will be notified of the changes to the Policy.

The Policy will be guaranteed and placed in paid-up status.

Effect on Other Riders

Invoking this Rider will affect other riders and Policy provisions.

Riders

Upon invocation of this Rider, all elected riders will terminate, with the exception of the Additional Term Insurance Rider, if applicable.

Termination

This Rider terminates on the date the Policy terminates.

Continued on next page
ICC24-NWLA-665	Page 2	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[One Nationwide Plaza

Columbus, Ohio 43215-2220

Telephone: 1-800-848-6331]

LONG-TERM CARE RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

THIS IS A LONG-TERM CARE RIDER THAT COVERS QUALIFIED LONG-TERM CARE SERVICES. THESE SERVICES INCLUDE LONG-TERM CARE FACILITY STAY(S), HOME HEALTH CARE SERVICES, AND ADULT DAY CARE SERVICES FOR A RIDER INSURED.

This Long-Term Care (“LTC”) Rider (“Rider”) provides for acceleration of an elected amount of the base Policy Specified Amount paid as a monthly benefit to cover Qualified Long-Term Care Services as defined in this Rider.

This Rider is available to provide coverage for one or both Insureds under the attached survivorship universal life insurance policy and is made part of the Policy to which it is attached on the earliest Effective Date of LTC Coverage. Terms stated in this Rider are applicable to each Rider Insured individually.

This Rider will not change, waive, or extend any part of the base Policy except as set forth below. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy, the provisions of this Rider will control. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider is attached to a Policy that is non-participating, no dividends are payable. This Rider has no Policy Surrender Value or loan value.

DISCLOSURES

NOTICE TO BUYER: This Rider may not cover all the costs associated with long-term care incurred by a Rider Insured during the period of coverage. The buyer is advised to review carefully all Rider limitations.

CAUTION: The issuance of this Long-Term Care Rider is based upon your responses and the responses of any Rider Insured to the questions on the application. A copy of the application is enclosed. If your answers and/or the answers of any Rider Insured are incorrect or untrue, Nationwide has the right to deny benefits for any Rider Insured or rescind a Rider Insured’s coverage under this Rider, subject to the Incontestability section of this Rider. The best time to clear up any questions is now, before a Claim arises! If, for any reason, any of your answers and/or the answers of any Rider Insured are incorrect, contact Nationwide at the address shown above.

TAXATION: This Long-Term Care Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Benefits paid under this Rider may be taxable. If any changes are necessary to your Rider to conform to changes in the requirements of the Code, the Policy Owner will be given the right to accept or reject the changes. If the Policy Owner rejects the changes, the Rider may no longer be tax-qualified under the Code. As with all tax matters, you should consult your personal tax advisor to assess the impact of this benefit.

THIS RIDER IS NOT MEDICARE SUPPLEMENT INSURANCE: If a Rider Insured is eligible for Medicare, review the Guide to Health Insurance for People with Medicare available from us upon request. Receipt of an acceleration of the death benefit under this Rider may adversely affect your eligibility for governmental benefits or public assistance programs such as Medicaid.

Right to Examine Rider

To be certain that you are satisfied with this Rider, you have a thirty day “free look.” Within thirty days after you receive the Rider, you may return it to our Home Office or to the representative who delivered it. We will then void this Rider as if it had never been In Force and refund all Rider charges as a credit to the Policy within thirty days.

Renewability

This Rider is guaranteed renewable. This means that we have no right to make unilateral changes to any section of this Rider. However, we do have the right to increase the current monthly Rider charge rate on a uniform basis, as described in the Monthly Rider Charge section, subject to the applicable Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Specified Amount stated in the Policy Specification Pages.

ICC24-NWLA-667	Continued on next page	[(05/2024)(001)]

Continued on next page
ICC24-NWLA-667	Page 2	[(05/2024)(001)]

Time of Payment of Claims	13
Appeal of a Denied Claim	13
Notice of Release	13
Legal Actions	13

DEFINITIONS

If a definition requires a provider to be licensed, certified or registered, and the jurisdiction in which the service is to be furnished does not require a provider of such services to be licensed, certified or registered, or if the jurisdiction licenses, certifies or registers the provider of services under another name, the definition is to be construed to require the provider to be legally authorized to perform the services in the jurisdiction in which the services are to be performed.

Activities of Daily Living (“ADLs”) – Those activities that measure a Rider Insured’s ability for self-care. The six ADLs used in this Rider to determine the level of care needed by a Rider Insured are:

1.	“Bathing” – washing oneself in either a tub or shower, or by sponge bath. Includes getting into and out of the tub or shower.

2.

“Continence” – ability to control one’s bowel and/or bladder function, including the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag) when unable to control one’s bowel and/or bladder function.

3.	“Dressing” – putting on and taking off all items of clothing; and attaching any necessary braces, fasteners, or prosthesis.

4.	“Eating” – feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table); or by a feeding tube or intravenously.

5.	“Toileting” – getting to and from the toilet; getting on and off the toilet; and performing associated personal hygiene.

6.	“Transferring” – moving in and out of a bed, chair, or wheelchair.

Adult Day Care Services – A state licensed or certified program for a specified number of individuals providing Qualified Long-Term Care Services. Adult Day Care Services include social or health-related or both types of services. These services are provided during the day in a community group setting for the purpose of supporting frail, impaired elderly or other disabled adults who can benefit from care in a group setting outside the home.

Chronically Ill – A Rider Insured who has been certified, within the preceding twelve months, by a Licensed Health Care Practitioner, other than the owner or employee of the LTC Service Provider, a Rider Insured, or Immediate Family of the Policy Owner or a Rider Insured, as:

1.	being unable to perform, without Substantial Assistance from another individual, at least two ADLs for a period of at least ninety days due to a loss of functional capacity; or

2.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment.

Claim – A request for payment of benefits under this Rider, regardless of whether the benefit claimed is covered under this Rider or any terms or conditions of this Rider have been met.

Clean Claim – A Claim that has no defects, errors, or omissions, including any lack of required substantiating documentation, that prevents timely payment of a Claim.

Cognitive Impairment – A deficiency in a Rider Insured’s short or long-term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer’s Disease and senile dementia, which are determined by clinical diagnosis or tests.

Effective Date of LTC Coverage – The Coverage Start Date stated in the Policy Specification Pages for a Rider Insured’s LTC Specified Amount segment of coverage except, for any coverage that has been reinstated, the Effective Date of LTC Coverage will be the date we approve the reinstatement.

Elimination Period – A period of ninety calendar days beginning the day after the date a Rider Insured is certified as Chronically Ill and receiving Qualified Long-Term Care Services. No Rider benefits are payable during or retroactively for Qualified Long-Term Care Services received during the Elimination Period.

If a Rider Insured does not remain Chronically Ill for ninety consecutive calendar days, the Rider Insured may combine multiple periods of being Chronically Ill to satisfy the Elimination Period. However, the required number of days of the Elimination Period must be accumulated within a continuous period of 730 days for each Rider Insured.

Hands-On Assistance – The physical assistance of another person without which the individual would be unable to perform the ADLs.

Home Health Care Agency – A public or private entity with a valid operating certificate in states where required that provides in-home Qualified Long-Term Care Services. delivered through licensed practical nurses, registered nurses, or other skilled or unskilled medical personnel. If the jurisdiction does not license or certify such facilities, then the Home Health Care Agency must:

Continued on next page
ICC24-NWLA-667	Page 3	[(05/2024)(001)]

1.	be primarily engaged in providing residential health care services; and

2.	operate under policies and procedures established by a group of professionals, including at least one Physician and one nurse.

Continued on next page
ICC24-NWLA-667	Page 3	[(05/2024)(001)]

Home Health Care Services – Medical or non-medical Maintenance or Personal Care Services, Homemaker Services, and Hospice Care delivered to a Rider Insured in their place of residence, as part of that Rider Insured’s Plan of Care. Home Health Care Services include Qualified Long-Term Care Services provided by skilled or unskilled medical personnel of a Hospital or Home Health Care Agency; or by any skilled or unskilled individuals.

Homemaker Services – Care or assistance having a primary purpose necessary to or consistent with a Rider Insured’s ability to remain in his or her residence.

Hospice Care – Outpatient services designed to provide palliative care, and alleviate the physical, emotional, social and spiritual discomforts of a Rider Insured who is experiencing the last phases of life due to the existence of a terminal disease.

Hospital – A place which, by law, provides care and treatment for sick or injured persons as resident bed patients. It also must have:

1.	a registered graduate nurse on duty or on call at all times to supervise twenty-four-hour nursing service;

2.	the means for diagnosis, treatment and surgery; and

3.	a Physician present or on call at all times to supervise all care.

Immediate Family – A Rider Insured’s or Policy Owner’s spouse or other legally recognized partner and anyone who is related to you or a Rider Insured, including: children and grandchildren; parents and grandparents; brothers and sisters; aunts and uncles; cousins; including adopted, in-laws, and step-relatives of any of the listed persons and any of their spouses or legally recognized partners.

Licensed Health Care Practitioner – A Physician, as defined in §1861(r)(1) of the Social Security Act, as amended, a registered professional nurse, licensed social worker or other individual who meets requirements prescribed by the Secretary of the Treasury. The Licensed Health Care Practitioner must be acting within the scope of his or her license when providing: a certification and/or recertification that a Rider Insured is Chronically Ill; or an individualized Plan of Care for a Rider Insured.

Long-Term Care Facility – Any facility, other than a Hospital, which provides Qualified Long-Term Care Services. It must be licensed by the appropriate state licensing agency. It must also have:

1.	a registered graduate nurse on duty at all times to supervise twenty-four-hour nursing service;

2.	a Physician to supervise the operation of the facility;

3.	a planned program of policies and procedures developed with the advice of a professional group of at least one Physician and one nurse; and

4.	a Physician available to furnish emergency medical care.

Long-Term Care Facility does not refer to:

1.	a facility which primarily treats drug addicts or alcoholics;

2.	a facility which primarily provides domiciliary, residency, or retirement care; or

3.	a facility owned or operated by a member of a Policy Owner’s or Rider Insured’s Immediate Family.

LTC Benefits Paid – The dollar amount of long-term care benefits that have been paid for each individual Rider Insured, respectively.

LTC Service Provider – Any entity or individual providing Qualified Long-Term Care Services covered by this Rider to an Insured.

LTC Specified Amount – The coverage amount chosen for a Rider Insured. The Rider Insured’s LTC Specified Amount is stated in the Policy Specification Pages. See the Rider Insured’s LTC Specified Amount section of this Rider for additional information.

Maintenance or Personal Care Services – Any care of which the primary purpose is the provision of needed assistance with any of the disabilities as a result of which a Rider Insured is Chronically Ill, including protection from threats to health and safety due to severe Cognitive Impairment. Maintenance or Personal Care Services also include, but are not limited to, assistance provided by any skilled or unskilled person of your choice pursuant to a Plan of Care.

Maximum Lifetime Benefit – A Rider Insured’s Maximum Lifetime Benefit for Qualified Long-Term Care Services is the applicable Rider Insured’s LTC Specified Amount, minus any Indebtedness or partial Surrenders as described in the Impact of Indebtedness on Rider Benefits and Impact of Requested Base Policy Specified Amount Decreases and Partial Surrenders sections of this Rider.

Continued on next page
ICC24-NWLA-667	Page 4	[(05/2024)(001)]

Maximum LTC Rider Specified Amount per Rider Insured – The maximum amount of coverage that can be elected for each Rider Insured. The initial Maximum LTC Rider Specified Amount per Rider Insured is stated in the initial Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount.

Maximum Monthly LTC Rider Benefit – A Rider Insured’s Maximum Monthly LTC Rider Benefit is equal to the lesser of 1., 2., or 3. where:

1.	is 2% of a Rider Insured’s LTC Specified Amount;

2.	is two times the per diem amount allowed by the Health Insurance Portability and Accountability Act, as amended, times thirty; and

3.	1/12 of a Rider Insured’s Maximum Lifetime Benefit.

The Maximum Monthly LTC Rider Benefit stated in the Policy Specification Pages for a Rider Insured is as of the most recent change in the base Policy Specified Amount and/or the LTC Rider Specified Amount for a Rider Insured. The Maximum Monthly LTC Rider Benefit actually available for a Rider Insured at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime Benefit for either Rider Insured.

Medicare – The Health Insurance for the Aged Act, Title XVIII of the Social Security Amendments of 1965 as then constituted or later amended.

Minimum LTC Rider Specified Amount per Rider Insured – The minimum amount of coverage that can be elected for each Rider Insured. It is equal to 10% of the base Policy Specified Amount. The dollar amount of the initial Minimum LTC Rider Specified Amount per Rider Insured is stated in the initial Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount.

Period of Care – A Period of Care begins immediately following a Rider Insured being certified as Chronically Ill and receiving Qualified Long-Term Care Services. Instances where a Rider Insured’s condition improves to the extent that Qualified Long-Term Care Services are no longer needed and then relapses will be deemed a single Period of Care if the receipt of Qualified Long-Term Care Services:

1.	is for the same condition;

2.	is not separated by more than ninety days; and

3.	occurs while this Rider is In Force.

A new Period of Care begins if an Insured’s condition improves and then the Insured begins receiving Qualified Long-Term Care Services again:

1. after more than 90 days for the same condition; or

2. for a new condition unrelated to the previous certification.

Physician – A person licensed to practice medicine or surgery in the state where such functions are performed. Defined in §1861(r)(1) of the Social Security Act, as amended. Physician does not include the Policy Owner, the Rider Insured for whom a Claim is being made, or any Immediate Family of either. The Physician must perform only those services permitted by his or her license.

Plan of Care – A written document which prescribes Qualified Long-Term Care Services based on an assessment by a Licensed Health Care Practitioner indicating that a Rider Insured is Chronically Ill. The individualized plan developed by a Licensed Health Care Practitioner must specify the type of medical treatment (including medication and therapy); non-medical assistance and services; frequency of services; and the most appropriate providers of all services a Rider Insured requires. The Plan of Care must be appropriate and consistent with generally accepted standards of care for persons who are Chronically Ill.

Policy Surrender Value – The Net Surrender Value if the Policy is a universal life insurance policy or Cash Surrender Value if the Policy is a variable universal life insurance policy.

Policy Value – The Accumulated Value if the base policy is a universal life insurance policy or Cash Value if the base policy is a variable universal life insurance policy.

Qualified Long-Term Care Services – Services that meet the requirements of §7702(B)(c)(1) of the Internal Revenue Code of 1986, as amended. Such services are as follows: necessary diagnostic, preventive, therapeutic, curative, treatment, mitigation and rehabilitative services, and Maintenance or Personal Care Services which are required by a Chronically Ill individual. These services are provided pursuant to a Plan of Care prescribed by a Licensed Health Care Practitioner.

For purposes of this Rider, Qualified Long-Term Care Services include Adult Day Care Services, Home Health Care Services, Long-Term Care Facility services, and Hospice Care. Hospital services provided in an acute care unit are not considered Qualified Long-Term Care Services; unless, the area of the Hospital or unit where the services are provided is licensed or certified as a nursing care facility and an Insured is receiving Qualified Long-Term Care Services and not acute care.

Continued on next page
ICC24-NWLA-667	Page 5	[(05/2024)(001)]

Rider Insured – An individual Insured who is covered by this Rider, as stated on the Policy Specification Pages. Coverage under this Rider may be elected for one or both Insureds under the base Policy, however the terms stated in this Rider are applicable to each Rider Insured individually.

Standby Assistance – The presence of another person within arm’s reach of the individual that is necessary to prevent, by physical intervention, injury to the individual while the individual is performing the ADLs. An example is being ready to catch the individual if the individual falls while getting into or out of the bathtub or shower as part of bathing; or being ready to remove food from the individual’s throat if the individual chokes while eating.

Substantial Assistance – Hands-on Assistance and/or Standby Assistance.

Substantial Supervision – Continual supervision by another person. May include cuing by verbal prompting, gestures or other demonstrations. Must be necessary to protect the severely cognitive impaired individual from threats to his or her health or safety (such as may result from wandering).

Total LTC Benefits Paid – The dollar amount of long-term care benefits that have been paid for all Rider Insureds.

Total LTC Rider Benefit Value – A reference value used in the calculations stated in the Impact of Indebtedness on Rider Benefits, Impact of Long-Term Care Benefit on Death Benefit, and Policy and Rider Lapse Protection Feature sections of this Rider. It is equal to sum of the LTC Specified Amounts for any Rider Insureds whose Long-Term Care coverage is In Force plus the LTC Benefits Paid for any Rider Insured who has terminated their coverage after long-term care benefits have been paid for that Rider Insured.

Total LTC Rider Specified Amount – The sum of any LTC Specified Amounts In Force under this Rider.

GENERAL RIDER PROVISIONS

Conformity with Interstate Insurance Product Regulation Commission Standards

This Rider was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy that on the provision’s effective date conflicts with the applicable Interstate Insurance Product Regulation Commission standards for this product type in effect as of the provision’s effective date of Commission Policy approval is hereby amended to conform to the applicable Interstate Insurance Product Regulation Commission standards in effect as of the provision’s effective date of Commission Policy approval.

Suicide

If LTC benefits have been paid, we will not pay the Death Benefit Proceeds normally payable on the Surviving Insured’s death if the Surviving Insured commits suicide, while sane or insane, within two years from the Policy Date or a reinstatement date. Instead, we will pay an amount equal to all Premium paid prior to the Surviving Insured’s death, minus: any Indebtedness; partial Surrenders; and the Total LTC Benefits Paid.

We reserve the right under this provision to obtain evidence of the manner and cause of the Surviving Insured’s death.

Misstatement in Age or Sex

If there is a misstatement or error in the age or sex of a Rider Insured, the benefits provided by this Rider will be the amount for that Rider Insured that the Monthly LTC Rider charge would provide at the correct age or sex. This amount is subject to any Rider Insured’s LTC Specified Amount limitations.

Incontestability

All statements submitted in the application for coverage under this Rider by or on behalf of a Rider Insured will, in the absence of fraud, be deemed representations and not warranties. A misstatement may be used to rescind coverage under this Rider or deny an otherwise valid Claim as follows:

1.

if this Rider coverage has been In Force for less than six months from the applicable Effective Date of LTC Coverage, or a reinstatement date: we may rescind a Rider Insured’s coverage under this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is material to the acceptance of a Rider Insured for coverage;

2.

if this Rider coverage has been In Force for at least six months, but less than two years, from the applicable Effective Date of LTC Coverage, or a reinstatement date: we may rescind a Rider Insured’s coverage under this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is both material to the acceptance of a Rider Insured for coverage and pertains to the condition for which benefits are sought;

Continued on next page
ICC24-NWLA-667	Page 6	[(05/2024)(001)]

3.

after this Rider coverage has been In Force for two years from the applicable Effective Date of LTC Coverage, or a reinstatement date: it is not contestable upon the grounds of misrepresentation alone; a Rider Insured’s coverage under this Rider may be contested only upon a showing that relevant facts relating to a Rider Insured’s health were knowingly and intentionally misrepresented; and

4.

a separate contestability period will apply for any increase of a Rider Insured’s LTC Specified Amount that was subject to evidence of insurability. The contestable period for any increase of a Rider Insured’s LTC Specified Amount will be for the periods specified in 1, 2, and 3 and will be limited to the amount of the increase and the evidence provided for such increases.

The incontestability period for coverage under this Rider begins on the applicable Effective Date of LTC Coverage. The incontestability period will be different from that of the base Policy if a Rider Insured’s coverage is elected after the Policy Date. The Effective Date of LTC Coverage for each Rider Insured under this Rider may be different.

Grace Period

This Rider is covered by the Grace Period section of the Policy to which it is attached. We will also send the notice described in the Policy, which is provided at least thirty days before the end of the Grace Period, to the last known address of any third party you designate.

When Rider benefits are being paid, if the Policy would otherwise enter a grace period, it will instead be kept In Force as described in the While Benefits Are Being Paid section of this Rider.

Third Party Designee

As a protection against unintentional lapse, at the time of application, you have the right to designate at least one other person in addition to the Policy Owner, to receive notice of lapse or termination of the Policy for nonpayment of Premium. At least every two years, thereafter, you will be notified of your right to change this written designation. You have the right to elect to not designate additional persons to receive notice. The designation does not constitute acceptance of any liability by the third party for services provided to a Rider Insured.

Reinstatement

In addition to the terms of reinstatement stated in the Policy, if the Policy lapses causing this Rider to terminate while a Rider Insured had a Cognitive Impairment or an impairment of two or more ADLs due to a loss of functional capacity, the Policy and this Rider may still be reinstated. To reinstate the Policy and this Rider under this provision, you must:

1.	provide a written request within five months from the date of termination;

2.

furnish us with satisfactory proof that a Rider Insured had a Cognitive Impairment or an impairment of two or more ADLs due to a loss of functional capacity on the date of termination. However, no new evidence of insurability will be required; and

3.	pay sufficient Premium to meet the requirements of the Reinstatement section of the Policy to which this Rider is attached.

Your rights and ours under this Rider will be the same as they were just before this Rider terminated. Regardless of the reinstatement effective date, a Period of Care will be considered to have begun when the eligibility criteria set forth in the Eligibility for the Payment of Benefits section of this Rider have been met.

Termination

A Rider Insured’s coverage under this Rider terminates:

1.	on the Policy Monthaversary on or next following the date we receive your written request to terminate a Rider Insured’s coverage;

2.	upon termination of the Policy to which the LTC Rider is attached; or

3.	on the Policy Monthaversary on or next following the date we receive your written notice of a Rider Insured’s death.

Coverage will terminate at midnight Eastern Standard Time on any given termination date. Upon termination of this Rider, benefits will no longer be available and the monthly Rider charge will no longer be assessed. However, the Impact of Long-Term Care Benefit on Base Policy Values and Impact of Long-Term Care Benefit on Death Benefit sections of this Rider and the LTC Benefits Paid will survive termination of this Rider for purposes of determining the Policy Surrender Value for Surrenders and loans and the death benefit.

Extension of Benefits

Termination of a Rider Insured’s coverage under this Rider shall be without prejudice to any benefits payable when Qualified Long-Term Care Services are received by such Rider Insured in a licensed facility, if eligibility for such benefits began while the Rider was In Force and continue without interruption after termination.

Continued on next page
ICC24-NWLA-667	Page 7	[(05/2024)(001)]

Such extension of benefits for a Rider Insured, beyond the period the Rider was In Force, will be limited to payment of a Rider Insured’s Maximum Lifetime Benefit amount. It may also be subject to the Elimination Period, and all other applicable provisions of the Policy and Rider, including the requirements of the Eligibility for the Payment of Benefits section of this Rider. If the base Policy has terminated and benefits for a Rider Insured are continued under this provision, we will calculate that Rider Insured’s Maximum Lifetime Benefit amount remaining as if the base Policy and the attached riders had remained In Force. No death benefit will be payable.

To request an extension of benefits, you must furnish us with detailed written documentation. The documentation must describe and confirm a Rider Insured was Chronically Ill. The documentation must show a Rider Insured was receiving Qualified Long-Term Care Services in a licensed facility on the date of termination according to the Claims Process for LTC Rider Benefits section of this Rider. No new evidence of insurability will be required.

MONTHLY RIDER CHARGE

There is a separate monthly LTC Rider charge for each Rider Insured deducted from the Policy Value. The monthly LTC Rider charge for a Rider Insured terminates at Attained Age 100 or upon termination of coverage for that Rider Insured.

The monthly charge for each individual Rider Insured is equal to the product of: 1. times 2, where:

1.	is a Rider Insured’s LTC Specified Amount divided by $1,000; and

2.	is the monthly LTC Rider charge rate for the Rider Insured.

The Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Specified Amount stated in the Policy Specification Pages varies by a Rider Insured’s Issue Age, sex, product, rate class, rate type, rate class multiple, and Effective Date of LTC Coverage. Any change in the current monthly LTC Rider charge rates will be on a uniform basis for Rider Insureds of the same sex, Issue Age, product, rate type and rate class whose Policies have been In Force for the same length of time. A notice of any such change will be provided to the Policy Owner at least sixty days prior to the implementation of the change.

If a Rider Insured’s LTC Benefits Paid equals or exceeds that Rider Insured’s LTC Specified Amount, the monthly LTC Rider charge for that Rider Insured will be waived.

RIDER BENEFITS

Exclusions

This Rider does not cover any expense that results from:

1.	suicide, intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);

2.	committing or attempting to commit a felony;

3.	alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a Physician; or

4.	war or any act of war, whether declared or undeclared.

Preexisting Conditions Limitation

A preexisting condition is any condition for which a Rider Insured received medical advice, or treatment was recommended by, or received from, a health care services provider within the six months preceding a Rider Insured’s Effective Date of LTC Coverage. Preexisting conditions for a Rider Insured stated in the application are covered under the Rider subject to meeting the requirements of the Eligibility for the Payment of Benefits section. We will not pay benefits for Qualified Long-Term Care Services received wholly or in part due to a preexisting condition for a Rider Insured which is not disclosed in the application, if the need for services begins during the first six months after a Rider Insured’s Effective Date of LTC Coverage. This section does not preclude us from exercising other remedies available under this Rider for misrepresentation.

Eligibility for the Payment of Benefits

Subject to the Exclusions and the Preexisting Condition Limitations sections of this Rider, benefits will be payable under this Rider if the following requirements are met:

1.

a Rider Insured for whom a Claim is being made is Chronically Ill. This means that Rider Insured has been certified, within the previous twelve months, by a Licensed Health Care Practitioner, other than the owner or employee of the LTC Service Provider or Immediate Family of a Policy Owner or Rider Insured as:

a.

being unable to perform, without Substantial Assistance from another individual, at least two of the ADLs (i.e., Bathing, Continence, Dressing, Eating, Toileting, and Transferring) for a period of at least ninety days due to a loss of functional capacity; or

Continued on next page
ICC24-NWLA-667	Page 8	[(05/2024)(001)]

b.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment;

2.	the Rider Insured for whom a Claim is being made must be receiving Qualified Long-Term Care Services specified in a Plan of Care submitted to us;

3.

the Elimination Period of the Rider Insured for whom a Claim is being made must be satisfied. The Elimination Period has to be satisfied only once for each individual Rider Insured while this Rider is in effect;

4.	the LTC Benefits Paid for a Rider Insured for whom a Claim is being made must not have reached that Rider Insured’s Maximum Lifetime Benefit amount; and

5.

the Policy Owner may be required to provide a signed acknowledgment of concurrence with the payment from all parties with an interest in the base Policy. This includes, but is not limited to, assignees.

We reserve the right to verify a Rider Insured meets the definition of a Chronically Ill individual as provided for in the Physical Examinations section of this Rider.

Re-certification

At least once every twelve months while Rider benefits are being paid for a Rider Insured, a Licensed Health Care Practitioner must certify that the Rider Insured continues to be Chronically Ill. Additionally, a Licensed Health Care Practitioner must either prescribe a new Plan of Care or reconfirm the existing Plan of Care. Please see the Claims Process section for details. We may require recertification more frequently than annually, but no more frequently than every ninety calendar days.

We reserve the right to verify a Rider Insured continues to meet the definition of a Chronically Ill individual as provided for in the Physical Examinations section of this Rider.

When Benefits Begin

Payment of a Rider Insured’s long-term care benefit will begin once the above eligibility requirements have been met and a Claim for benefits has been approved by us.

Benefit Payment Options

For each Rider Insured for whom a Claim has been approved, the Policy Owner has the option to request a monthly LTC benefit payment amount:

1.	equal to or less than the Maximum Monthly LTC Rider Benefit amount available for the applicable Rider Insured on the date the benefit is paid; and

2.

greater than or equal to the Minimum Monthly LTC Rider Benefit stated in the Policy Specification Pages for the applicable Rider Insured, or no less than required by applicable laws and regulations in the State of Issue.

If the benefit amount available to be paid is less than the amount requested, we will pay the available amount. At no time will the total amount of Rider benefits paid for a Rider Insured exceed the Maximum Lifetime Benefit for that Rider Insured.

Choosing an amount less than a Rider Insured’s Maximum Monthly LTC Rider Benefit amount could extend the length of time benefits are payable. However, benefits under this Rider are not cumulative, taking less than a Rider Insured’s Maximum Monthly LTC Rider Benefit amount does not increase the Rider Insured’s Maximum Monthly LTC Rider Benefit amount in future months.

Impact of Indebtedness on Rider Benefits

If there is Indebtedness, each Rider Insured’s Maximum Lifetime Benefit is recalculated and will be the lesser of 1. or 2. where:

1.	is a Rider Insured’s LTC Specified Amount minus the product of, a. divided by b., times c, where:

a. is the applicable Rider Insured’s LTC Specified Amount;

b. is the Total LTC Rider Specified Amount; and

c. is the greater of:

i.	zero; or

ii.	Policy Indebtedness plus the Total LTC Rider Benefit Value minus the base Policy Specified Amount; and

2.	is the base Policy Specified Amount minus any Indebtedness.

A Rider Insured’s Maximum Lifetime Benefit will be increased by loan repayments any time the Total LTC Rider Benefit Value is greater than the Policy’s Specified Amount minus Indebtedness.

Any time a Rider Insured’s Maximum Lifetime Benefit is recalculated the Maximum Monthly LTC Rider Benefit will also be recalculated.

Continued on next page
ICC24-NWLA-667	Page 9	[(05/2024)(001)]

Rider Insured’s LTC Specified Amount

The Rider coverage amount for a Rider Insured is chosen at the time of application and may be adjusted for any subsequent requested increases or decreases.

An Insured under the Policy is only covered under this Rider if Rider Insured coverage information appears for them in the Policy Specification Pages.

Increases or Decreases to the LTC Specified Amount

Any requested change to a Rider Insured’s LTC Specified Amount must result in an amount that is no greater than the Maximum LTC Rider Specified Amount per Rider Insured and no less than the Minimum LTC Rider Specified Amount per Rider Insured.

Increases to a Rider Insured’s LTC Specified Amount are permitted with separately underwritten evidence of insurability.

Decreases to a Rider Insured’s LTC Specified Amount are permitted. A Rider Insured’s LTC Specified Amount after a decrease must also be no less than that Rider Insured’s LTC Benefits Paid.

Impact of Requested Base Policy Specified Amount Decreases and Partial Surrenders

Partial Surrenders and requests to decrease the base Policy Specified Amount will result in an automatic reduction to a Rider Insured’s LTC Specified Amount when such request would otherwise cause that Rider Insured’s LTC Specified Amount to exceed 50% of the base Policy Specified Amount.

However, requested base Policy Specified Amount decreases or partial Surrenders that would cause a Rider Insured’s LTC Specified Amount to be less than that Rider Insured’s LTC Benefits Paid will not be permitted.

Impact of Increases of Base Policy Specified Amount

Increases to the base Policy Specified Amount will not result in an automatic increase to a Rider Insured’s LTC Specified Amount.

Requests to increase the base Policy Specified Amount that will result in a Rider Insured’s LTC Specified Amount being less than the Minimum LTC Rider Specified Amount per Rider Insured will require a request to increase that Rider Insured’s LTC Specified Amount, so that it continues to be at least equal to the Minimum LTC Rider Specified Amount per Rider Insured.

While Benefits Are Being Paid

While receiving Rider benefits, loans or partial Surrenders are not permitted. In addition, the following Policy changes and transactions are not allowed while benefits are being paid:

1.	Specified Amount changes to the Policy or any attached rider, including this Rider;

2.	changes in underwriting classification;

3.	rider additions; or

4.	changes in death benefit option.

Waiver of Monthly LTC Rider Charge

Once a Rider Insured is receiving benefits under this Rider, the monthly LTC Rider charge for that Rider Insured will be waived for the duration of the LTC benefit payment period; however, monthly deductions and other charges for the Policy and any other In Force riders will continue to be charged. The monthly LTC Rider charge for a Rider Insured who is not receiving benefits under this Rider will continue to be charged.

Policy and Rider Lapse Protection Feature

If the Policy Surrender Value is insufficient to cover all other monthly deductions while benefits are being paid under this Rider, the Policy will not lapse and monthly deductions will be waived while the Rider benefit is being paid. This includes monthly deductions for other In Force riders. However, the death benefit amount protected by this feature, as explained in the Impact of Long-Term Care Benefit on Death Benefit section of this Rider, will be limited to the greater of 1. or 2. where:

1.	is the Total LTC Rider Benefit Value minus the Total LTC Benefits Paid, and

2.	is zero.

Premium requirements for any no-lapse guarantee feature of the Policy or any elected rider are not waived. Once Rider benefits are no longer being paid you may have to pay additional Premium and/or make loan repayments to prevent your Policy from lapsing.

Continued on next page
ICC24-NWLA-667	Page 10	[(05/2024)(001)]

Monthly LTC Benefit Summary

While Rider benefits are being paid a monthly summary will be provided. This summary will include:

1.	a record of Rider benefits paid during the month;

2.	the remaining dollar amount of a Rider Insured’s Maximum Lifetime Benefit; and

3.	an explanation of any changes in the Policy resulting from payment of Rider benefits, such as a change in the death benefit or Policy Surrender Value.

Impact of Long-Term Care Benefit on Base Policy Values

Receiving benefits under this Rider has the following financial consequences to future benefits under the Policy:

1.	if the Policy is Surrendered for the full Policy Surrender Value, the Surrender value will be equal to the Policy Surrender Value minus the Total LTC Benefits Paid; and

2.	the amount available for a loan or partial Surrender is the amount otherwise available under the Policy minus the Total LTC Benefits Paid.

A Rider Insured’s LTC Benefits Paid may impact requests to reduce the base Policy Specified Amount. The maximum requested decrease of the base Policy Specified Amount is limited to 1. minus 2. where:

1.	is the base Policy Specified Amount prior to the decrease; and

2.	is two times the greater of the Rider Insureds’ respective LTC Benefits Paid.

Impact of Long-Term Care Benefit on Death Benefit

Upon the death of the Surviving Insured, the death benefit will be calculated as follows:

1.

if the Surviving Insured’s death occurs while the Policy is not being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a. or b., where:

a.	is the base Policy Specified Amount minus the Total LTC Benefits Paid; plus, as applicable:

i.	if Death Benefit Option 2 is in effect, the Policy Value; or

ii.	if Death Benefit Option 3 is in effect, the Returnable Accumulated Premium;

b.

is the Policy Value minus the Total LTC Benefits Paid, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Attained Age the younger Insured was, or would have been, on the date of the Surviving Insured’s death

2.

if the Surviving Insured’s death occurs while the Policy is being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a. or b., where:

a.	is the Total LTC Rider Benefit Value minus the Total LTC Benefits Paid; plus, as applicable:

i.	if Death Benefit Option 2 is in effect, the Policy Value; or

ii.	if Death Benefit Option 3 is in effect, the Returnable Accumulated Premium;

b.

is the Policy Value minus the Total LTC Benefits Paid, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Attained Age the younger Insured was, or would have been, on the date of the Surviving Insured’s death

Long-Term Care Referral Service

With this Rider, you will have access to a national long-term care services referral network. Services include free consultation and tailored information to assist in planning and implementing Qualified Long-Term Care Services. You have no obligation to use these services which are currently provided through a non-affiliated third party. There is no separate additional charge for this service; however, the vendor may make additional services available to you directly for a charge. This service is subject to availability and may be modified, suspended, or discontinued at any time upon thirty days written notice.

CLAIMS PROCESS FOR LTC BENEFITS

All Claims information and medical records must be submitted in English.

Notice of Claim

Written notice of a Claim must be given within thirty days after a Period of Care begins, or as soon as reasonably possible. This notice must be sent to us at our Home Office. The notice should include your name, Policy Number stated in the Policy Specification Pages, and a brief statement that the Rider Insured has entered the Elimination Period or a Period of Care.

When we receive the notice of a Claim, we will send the forms necessary for filing a Claim for benefits.

Continued on next page
ICC24-NWLA-667	Page 11	[(05/2024)(001)]

Submission of Claim

Written proof of Claim must be submitted to us at our Home Office within ninety days after a Period of Care begins. If it was not reasonably possible to give written proof in the time required, we will not reduce or deny the Claim for this reason if the proof is given as soon as reasonably possible. In any event, the proof required must be given no later than one year from the time specified unless the Policy Owner was legally incapacitated.

Proof of Claim

Proof of Claim consists of detailed written documentation satisfactory to us that describes and confirms the Rider Insured for whom a Claim is being made meets the requirements of the Eligibility for the Payment of Benefits section of this Rider including, but not limited to, submission of:

1.	completed Claim forms;

2.	certification by a Licensed Health Care Practitioner that the applicable Rider Insured is Chronically Ill;

3.	copies of the applicable Rider Insured’s then current Plan of Care:

4.	copies of the applicable Rider Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to a Rider Insured, copies of the facility’s or agency’s licenses.

We may also require proof that a Rider Insured for whom a Claim is being made is receiving Qualified Long-Term Care Services during the Elimination Period and at the time of Claim including, but not limited to, copies of LTC Service Providers’ daily notes of care and/or copies of itemized bills for Qualified Long-Term Care Services provided to the applicable Rider Insured. We will only use these to determine eligibility. They will not be used to determine the benefit amount.

If the documentation submitted does not provide sufficient evidence that the requirements in the Eligibility for the Payment of Benefits section have been met, Rider benefits based on the applicable Rider Insured will not be paid.

Recertification Requirements

The recertification requirements consist of detailed written documentation satisfactory to us that describes and confirms a Rider Insured Rider benefits are being paid based on continues to be Chronically Ill and is receiving Qualified Long-Term Care Services including, but not limited to, submission of:

1.	completed Claim forms;

2.	a copy of the most recent recertification that the applicable Rider Insured is Chronically Ill;

3.	a copy of the applicable Rider Insured’s then current Plan of Care;

4.	copies of the applicable Rider Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	copies of the facility’s or agency’s license, if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to the applicable Rider Insured.

If the documentation submitted does not provide sufficient evidence that the requirements in the Eligibility for the Payment of Benefits section continue to be met, Rider benefit payments based on the applicable Rider Insured will cease immediately.

Physical Examinations

Nationwide, at its own expense, has the right to have a Rider Insured examined by an independent Licensed Health Care Practitioner. The examination(s) may occur as often as we may reasonably require at the time of Claim and while benefits are being paid based on that Rider Insured, but no more frequently than every ninety calendar days.

If a physical examination of a Rider Insured shows that Rider Insured does not meet the definition of a Chronically Ill individual, Rider benefits will not be paid for that Rider Insured or will cease being paid immediately.

If Nationwide elects to have a physical examination of a Rider Insured and that Rider Insured refuses to submit to the examination, Rider benefits based on that Rider Insured will not be paid or will cease being paid immediately.

Cross Border Rules

Rider benefits will be paid for similar Qualified Long-Term Care Services obtained in one of the states or jurisdictions within the United States, other than the State of Issue, if benefits for those services would have been paid in the State of Issue. This is irrespective of any facility licensing, certification or registration requirement (or similar requirements) differences between the states and jurisdictions.

Continued on next page
ICC24-NWLA-667	Page 12	[(05/2024)(001)]

International Claims

If a Rider Insured is receiving Qualified Long-Term Care Services outside of the United States, its territories or possessions, the Rider Insured is not required to return to the United States, its territories or possessions, for certification. However, the Licensed Health Care Practitioner providing the certification or recertification and Plan of Care must be licensed to practice in the United States, its territories or possessions.

It is the responsibility of the Policy Owner to determine if collecting Rider benefits outside the United States, its territories or possessions, will subject the Policy Owner to taxation in the United States, its territories or possessions, taxation from the country of residence, or any other form of tax or legal consequence. Nationwide and its affiliates do not give tax or legal advice.

Time of Payment of Claims

Once Nationwide determines a Rider Insured has met the requirements stated in the Eligibility for the Payment of Benefits section of this Rider, such benefits will be paid to the Policy Owner on a monthly basis.

Within thirty business days after receipt of a Claim for benefits under this Rider, we will:

1.	pay the Claim if it is a Clean Claim; or

2.	if the Claim is not a Clean Claim, send a written notice acknowledging the date we received the Claim and stating one of the following:

a.	we are declining to pay all or part of the Claim and the specific reason for denial; or

b.	that additional information is necessary to determine if all or any part of the Claim is payable. We will also provide an explanation as to the specific additional information that is necessary.

Within thirty business days after receipt of any requested additional information, if the result is then a Clean Claim, we will pay the benefit under the Rider. Otherwise, we will send a written notice that we are declining to pay all or part of the Claim. We will also provide the specific reason for denial.

Appeal of Denied Claim

If we deny a Claim, we will follow internal and external review processes consistent with applicable laws and regulations in the State of Issue. Details and requirements of the review process will be provided at the time we send notice of a denied Claim.

Notice of Release

The Policy Owner must give immediate notice to us when the receipt of Qualified Long-Term Care Services by a Rider Insured has ceased or is no longer required.

Legal Actions

No legal action may be brought to recover under this Rider after three years from the time written proof of Claim is required to be given, or as otherwise permitted by the applicable laws and regulations of the State of Issue.

ICC24-NWLA-667	Page 13	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220]

Endorsement to the Long-Term Care Rider

Attached to Survivorship Universal Life or Survivorship Variable Universal Insurance Policies

General Information Regarding this Endorsement

This Endorsement to the Long-Term Care Rider (“Endorsement”) revises the terms and conditions of the Long-Term Care Rider to which it is attached. To the extent the terms of the base Policy, the Long-Term Care Rider and this Endorsement are inconsistent, the terms of this Endorsement control. Terms not defined in this Endorsement have the meaning given to them in the Policy and Long-Term Care Rider.

Purpose

The purpose of this Endorsement is to describe Policy Owner rights and requirements with regard to a residual death benefit.

The following is added to the Impact of Long-Term Care Benefit on Death Benefit section of the Long-Term Care Rider, and is not intended to delete or replace any section of the Long-Term Care Rider:

Residual Death Benefit Proceeds

The terms of this Residual Death Benefit subsection are subject to the Policy and Rider Lapse Protection Feature and Impact of Long-Term Care Benefit on Death Benefit sections of the Long-Term Care Rider.

If death of the Surviving Insured occurs while this Rider is In Force, the Death Benefit Proceeds will be the greater of (a), (b), or (c) where:

a.	is the Death Benefit provided by this Rider; plus

i.	any death benefit or adjustments provided for by any rider for which the requirements are met; minus

ii.	any Indebtedness; minus

iii.	if this Policy is in a grace period on the date of the Surviving Insured’s death, the lesser of:

1.	any due and unpaid monthly deductions and other Policy or rider charges;

2.	an amount equal to Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section of the base Policy, if applicable; or

3.	an amount equal to Premium sufficient to meet the requirements of any elected extended no-lapse guarantee rider, if applicable.

b.	is ten percent of:

i.	the base Policy Specified Amount minus any Indebtedness, if the Policy is not being kept In Force due to the Policy and Rider Lapse Protection Feature section of the Rider; or

ii.	the Total LTC Rider Specified Amount minus any Indebtedness, if the Policy is being kept In Force due to the Policy and Rider Lapse Protection Feature section of the Rider; and

c.	is zero.

Executed for Nationwide by:

ICC24-NWLA-670	[(05/2024)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220]

EXTENDED NO-LAPSE GUARANTEE RIDER CHARGE FACTOR DISCOUNT ENDORSEMENT

TO FLEXIBLE PREMIUM ADJUSTABLE VARIABLE UNIVERSAL LIFE INSURANCE POLICY

General Information Regarding this Endorsement

This Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement control. Capitalized words or terms not defined in this Endorsement have the meaning given to them in the Policy. This Endorsement is only offered at the time the Policy is applied for and if the Extended No-Lapse Guarantee Rider (“Rider”) is elected.

There is no separate additional charge for the benefit provided by this Endorsement.

Purpose

The purpose of this Endorsement is to describe the terms on which a discount will be applied to the Tertiary Fund Account percent of Premium charge factor for the first Policy Year.

Definitions

ENLG Program (“Program”) – The Program by which assets are transferred from the Originating Sub-Account over the Program Duration into the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider.

Originating Sub-Account – The Sub-Account we designate to which Premium received during the first Policy Year is allocated. The Originating Sub-Account is stated in the Policy Specification Pages.

Program Duration – The period of time over which Premium will be transferred from the Originating Sub-Account to the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider. The Program Duration is stated in the Policy Specification Pages.

Program Monthaversary—The same day of the month as the Initial Premium Investment Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Program Monthaversary will be the last day of that calendar month.

Program Value – The Cash Value within the Originating Sub-Account attributable to the Program.

Benefit Provided by this Endorsement

Any Premium applied to the Tertiary Fund Account during the first Policy Year will receive the discounted Tertiary Fund Account Rate stated in the Policy Specification Pages in the Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates table. The amount by which the extended no lapse guarantee percent of Premium charge factor rate is discounted will vary by Policy Class.

Premium is only applied to the Tertiary Fund Account, and will only receive the discount, when enough Premium has been paid to exceed the Secondary Fund Premium Cap stated in the Policy Specification Pages. See the Extended No-Lapse Guarantee Rider for additional information about how the Accounts work.

How The Program Works

All Net Premium received during the first Policy Year is applied to the Originating Sub-Account as part of the Program Value. The applicable amount is transferred each Program Monthaversary from the Originating Sub-Account to the investment options selected by the Policy Owner from the investment options available with the Extended No-Lapse Guarantee Rider until the Program Duration ends. The amount transferred monthly is determined by dividing the remaining Program Value by the number of months remaining in the Program Duration. Any Program Value remaining at the end of the Program Duration will be transferred in its entirety to the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider.

The ENLG Program is a long-term investment program that provides for regular investments over time. We make no guarantees that participation in the Program will result in positive investment experience, or guarantee against a loss in the Variable Account.

If the Rider is terminated, Program Value will continue to be transferred to the selected investment options as part of the Program until you terminate this Endorsement by notifying us at our Home Office, or the Program Duration ends.

If this Endorsement is terminated, the Program Value will remain in the Originating Sub-Account unless you direct us otherwise.

ICC23-NWLA-648	Continued on next page	[(2/2023)(001)]
1

Loan Repayments

If the Policy has Indebtedness and a loan repayment is received, it will first be allocated to the Program Value, up to the amount transferred from the Program Value to the Policy Loan Account. After any amounts transferred from the Program Value are repaid, any remaining amount will be allocated as described in the Policy. Policy loan interest credited will be allocated as described in the Policy and will not be allocated to the Program Value.

Program Conditions, Restrictions and Limitations

While the Program is in effect, the following apply:

1.	The Program Value is not available for participation in either the dollar cost averaging program or, if offered, the enhanced dollar cost averaging program.

2.	The Program Value is not available for participation in an asset rebalancing program.

3.	Net Premiums received after the first Policy Year are not eligible for participation in the Program and will not be added to the Program Value.

4.	The Program Value is not available for Directed Monthly Deductions.

5.	Requested transfers of Program Value are not permitted while the Endorsement is in effect.

Reinstatement

If the Policy lapses and is reinstated on or prior to the end of the Program Duration, this Endorsement will only be reinstated if the Rider is reinstated.

If this Endorsement is reinstated, the Program Value in the Originating Sub-Account will first be set equal to the lesser of:

1.	the Program Value at the end of the most recent grace period; or

2.	the Cash Value minus Indebtedness on the date of reinstatement, after applying the Net Premium and any Policy loan repayment you paid to reinstate the Policy.

Any amounts in excess of the reinstated Program Value will then be allocated according to your most recent allocation instructions for Net Premium.

Termination

This Endorsement will terminate on the earliest of the following occurrences:

1.	the date we receive your written request to terminate this Endorsement:

2.	the date the Program Duration has been completed; or

3.	the date the Policy terminates for any reason.

Requested termination of this Endorsement prior to completion of the Program Duration is not permitted without first terminating the Rider.

ICC23-NWLA-648	2	[(2/2023)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OH 43215-2220]

Conditional Reduction of Cost of Insurance Rate Endorsement to

Flexible Premium Adjustable Variable Universal Life Insurance Policy

General Information Regarding this Endorsement

This Conditional Reduction of Cost of Insurance Rate Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement shall control. Terms not defined in this Endorsement have the meaning given to them in the Policy.

This Endorsement is only attached to Policies issued with Death Benefit Option 1 in effect on the Policy Date. This Endorsement will terminate if the Death Benefit Option is changed after the Policy Date and cannot be reactivated.

Purpose

The purpose of this Endorsement is to state the conditions that, if met, will qualify the Policy, and Additional Term Insurance Rider if elected, for reduced Endorsement Monthly Cost of Insurance Rates on and/or after the Eligibility Date stated in the Policy Specification Pages. No other Policy or Rider charges are impacted.

Definitions

Endorsement Monthly Premium – A reference value used to calculate the Endorsement Accumulated Premium. The Endorsement Monthly Premium is stated in the Policy Specification Pages.

Endorsement Accumulated Premium – A reference value used to determine eligibility for benefits under this Endorsement. On the Policy Date, the Endorsement Accumulated Premium is equal to zero. Beginning on the first Policy Monthaversary and thereafter, it is equal to the sum of the Endorsement Monthly Premium in effect for each respective month from the Policy Date to the most recent Policy Monthaversary up to and including the 35th Policy Anniversary, including any period during which the Policy is lapsed.

Net Accumulated Premium – Cumulative Premium received minus any partial Surrenders, any return of Premium due to Internal Revenue Code Section 7702 guidelines, and any Indebtedness.

Endorsement Monthly Cost of Insurance Rates – The Current Scale monthly cost of insurance rate per $1,000 of Net Amount At Risk and Current Scale monthly cost of insurance rates per $1,000 of rider Net Amount At Risk, if the Additional Term Insurance Rider is elected.

Effect of Policy Changes on Endorsement Monthly Premium

The Endorsement Monthly Premium will be recalculated if you make any of the following changes to the Policy:

•	increases of the base Policy’s Specified Amount;

•	any rider additions; or

•	increases of any rider’s Specified Amount.

The recalculated Endorsement Monthly Premium will apply on a prospective basis from the first Policy Monthaversary coinciding with or next following the effective date of the change.

The Endorsement Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, or partial Surrenders resulting in Specified Amount decreases.

Eligibility Requirements

On and after the Eligibility Date, your Policy is eligible for a reduction of the Endorsement Monthly Cost of Insurance Rates if:

1.	Death Benefit Option 1 is in effect on the Policy Date and is never changed;

2.	the Policy is In Force; and

3.	the Endorsement Accumulated Premium Test is satisfied.

Endorsement Accumulated Premium Test

The Endorsement Accumulated Premium Test will be performed on each Policy Monthaversary on and after the Eligibility Date.

ICC23-NWLA-650	Continued on next page	[(02/2023)(001)]
1

The Endorsement Accumulated Premium Test will be satisfied if your Net Accumulated Premium, after any loan or Surrender requests are processed, is greater than or equal to the Endorsement Accumulated Premium on the date of the test.

If the Endorsement Accumulated Premium Test is not satisfied on the 35th Policy Anniversary, this Endorsement will terminate and the Endorsement Monthly Cost of Insurance Rates reduction will no longer be available.

If the Endorsement Accumulated Premium Test is satisfied on the 35th Policy Anniversary, the test will continue to be performed thereafter using the Endorsement Accumulated Premium value calculated on that date for all subsequent Policy Monthaversaries.

Cost of Insurance Reduction

On any Policy Monthaversary when the eligibility requirements are met, the cost of insurance rate reduction will be applied.

Calculation of the Cost of Insurance Rate Reduction

The Specified Amount in effect on the Policy Date, and Rider Specified Amount, if the Additional Term Insurance Rider is elected, and each Specified Amount increase, if any, represent separate segments of coverage under the Policy. Separate rates are charged for each segment of coverage.

The cost of insurance rate reduction is calculated by multiplying the Endorsement Monthly Cost of Insurance Rates for each In Force segment by the Current Scale cost of insurance reduction factor. The cost of insurance rate reduction is then subtracted from the otherwise applicable Endorsement Monthly Cost of Insurance Rates. These reduced rates are used to determine the cost of insurance charges as described in the Policy.

The Endorsement Guaranteed Minimum Reduction Factor is stated in the Policy Specification Pages.

Termination

This Endorsement will terminate on the earliest of the following occurrences:

1.	upon changing the death benefit option from Death Benefit Option 1 to any other death benefit option available;

2.	the Endorsement Accumulated Premium Test is not met on the 35th Policy Anniversary; or

3.	the date the Policy terminates for any reason.

ICC23-NWLA-650	2	[(02/2023)(001)]